Exhibit 10.05

Lease Agreement
(NNN Tenant Improvements)
Basic Lease Information

Lease Date:	March 28, 2011

Landlord:	HINES VAF NO CAL PROPERTIES, L.P., a Delaware limited partnership

Landlord’s Address for Notices:

HINES VAF NO CAL PROPERTIES, L.P.
c/o Hines Interests Limited Partnership
2262 North First Street
San Jose, CA 95131
Attn: Property Manager

With a copy to:

HINES VAF NO CAL PROPERTIES, L.P.

c/o Hines Interests Limited Partnership

101 California Street, Suite 1000

San Francisco, CA 94111

Attn: Thomas Kruggel

Landlord’s Address For Rent:	Bank of America, N.A., File 30814 Post Office Box 60000 San Francisco, CA 94160 Account of Hines VAF No Cal Properties, L.P. Account Number: 4426329138

Tenant:	PROOFPOINT, INC., a Delaware corporation

Tenant’s Address:

892 Ross Drive

Sunnyvale, California 94089

Attention: Chief Financial Officer

With a copy of notices sent in all cases to:

Proofpoint, Inc.

892 Ross Drive

Sunnyvale, California 94089

Attention: General Counsel

Premises:

Approximately 74,338 rentable square feet as shown on Exhibit A, which is comprised of approximately 51,217 rentable square feet consisting of the entire building located at 892 Ross Drive, Sunnyvale, California (the “892 Ross Drive Premises”), and approximately 23,121 rentable square feet consisting of the entire second (2nd) floor of the building located at 888 Ross Drive, Sunnyvale, California (“888 Ross Drive Second Floor Premises”).

Premises Address:	892 Ross Drive Sunnyvale, California 94089

888 Ross Drive Building:	Approximately 44,340 rentable square feet

892 Ross Drive Building:	Approximately 51,217 rentable square feet

888 — 894 Ross Drive (the “Park”):	Approximately 139,482 rentable square feet

Term:	Three (3) years and three (3) months commencing on April 1, 2011 (“Commencement Date”) and expiring on June 30, 2014 (“Expiration Date”).

Base Rent (¶3):	From and after the Commencement Date, Base Rent shall be paid by Tenant in the amounts listed in the following schedule:

	Period	Rate/SF/Month NNN (Approx.)	Monthly Base Rent
	April 1, 2011 — June 30, 2011 (‘892 Ross Drive Base Rent Abatement Period”)*	$0.00	$0.00
	July 1, 2011 — October 31, 2011 (“888 Ross Drive Base Rent Abatement Period”)*	$1.00	$51,217.00
	November 1, 2011 — March 31, 2012	$1.00	$74,338.00

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April 1, 2012 — March 31, 2013	$1.05	$78,054.90

April 1, 2013 — March 31, 2014	$1.10	$81,771.80
April 1, 2014 — June 30, 2014	$1.15	$85,488.70

*Tenant shall not be obligated to pay Base Rent for the 892 Ross Drive Premises during the 892 Ross Drive Rent Abatement Period and Tenant only be obligated to pay Base Rent for the 892 Ross Drive Premises in the amount of $51,217.00 per month and not the 888 Ross Drive Second Floor Premises during the 888 Ross Drive Base Rent Abatement Period, subject, however, to the provisions of Section 2 below.

Advance Rent (¶3):	Fifty One Thousand Two Hundred Seventeen and No/100 Dollars ($51,217.00)

Security Deposit (¶4):	Eighty Five Thousand Four Hundred Eighty Eight and 70/100 Dollars ($85,488.70)

Tenant’s Share of Operating Expenses (¶6.1):	100% of the 892 Ross Drive Building; 52.14% of the 888 Ross Drive Building; and 53.30% of the Park

Tenant’s Share of Tax Expenses (¶6.2):	53.30% of the Park

Tenant’s Share of Common Area Utility Costs (¶7.2):	100% of the 892 Ross Drive Building; 52.14% of the 888 Ross Drive Building; and 53.30% of the Park

Tenant’s Share of Utility Expenses (¶7.1):	100% of the 892 Ross Drive Building; and 52.14% of the 888 Ross Drive Building

Permitted Uses (¶9):

General office and research and development uses and all related legal uses, but only to the extent permitted by the City of Sunnyvale and all agencies and governmental authorities having jurisdiction thereof.

Parking Spaces:	Four (4) non-exclusive and non-designated spaces per 1,000 rentable square feet of the Premises and six (6) reserved “Visitor Parking” spaces pursuant to Section 22 below.

Broker (¶33):	Jones Lang LaSalle for Tenant

Exhibits:

Exhibit A -       Premises, Building, and/or Park

Exhibit B -       Tenant Improvements

Exhibit C -      Rules and Regulations

Exhibit D -      Intentionally Omitted

Exhibit E -       Tenant’s Initial Hazardous Materials Disclosure Certificate

Exhibit F -       Change of 888 Ross Drive Second Floor Premises Delivery Date

Exhibit G -      Sign Criteria

Addenda	Addendum 1 - Option to Extend

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NNN Tenant Improvements
Lease Agreement

The Basic Lease Information and this Lease are, and shall be construed as, a single instrument.

1.                                        Premises

Landlord leases the Premises to Tenant upon the terms and conditions contained herein.  Tenant shall have the right to use, on a non-exclusive basis (subject to the provisions of Section 22 below), parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease.  For purposes of this Lease, (i) as of the Lease Date, the rentable square footage area of each of the Premises, the 888 Ross Drive Building, the 892 Ross Drive Building and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information, (ii) the rentable square footage of the Premises may include a proportionate share of certain areas used in common by all occupants of the 888 Ross Drive Building, the 892 Ross Drive Building and/or the Park (for example corridors, common restrooms, an electrical room or telephone room) and (iii) the number of rentable square feet of any of the 888 Ross Drive Building, the 892 Ross Drive Building and the Park may subsequently change after the Lease Date commensurate with any physical modifications to any of the foregoing by Landlord, and Tenant’s Share shall accordingly change.  The term “Project” means and collectively refers to the 888 Ross Drive Building, the 892 Ross Drive Building, Common Areas and Park.

2.                                        Occupancy

Tenant acknowledges that it is currently in possession of the 892 Ross Drive Premises under a sublease (the “Existing Sublease”) from Verity, Inc., a Delaware corporation (“Verity”) and that the term of the Existing Sublease expires on the Commencement Date.  Verity is the existing tenant of the 892 Ross Drive Premises under that certain Lease dated January 22, 1996, by and between Landlord’s predecessor-in-interest, Ross Drive Investors, a California general partnership, and Verity, as amended (the “Verity Lease”).  Tenant represents that it has been in possession of the entire 892 Ross Drive Premises under the Existing Sublease since August, 2007.  Tenant acknowledges that Dash Navigation, Inc., a Delaware corporation (“Dash”) is currently occupying the 888 Ross Drive Second Floor Premises under that certain Lease Agreement dated March 16, 2007 by and between Landlord and Dash (the “Dash Lease”) and that the Dash Lease expires according to its terms on June 30, 2011.  The Commencement Date shall occur notwithstanding that delivery of possession of the 888 Ross Drive Second Floor Premises to Tenant in the condition required by this Lease (the “888 Ross Drive Delivery Date”) has not yet occurred.  If the 888 Ross Drive Delivery Date has not occurred on or before July 1, 2011, the 888 Ross Drive Rent Abatement Period (which period is four (4) months) shall be delayed until the date upon which Landlord delivers the 888 Ross Drive Second Floor Premises to Tenant in the required condition and the parties shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto specifying the actual 888 Ross Drive Delivery Date and the date on which Tenant is to commence paying rent for the 888 Ross Drive Second Floor Premises.  Tenant shall execute and return such amendment to Landlord within fifteen (15) days after Tenant’s receipt thereof.  Landlord and Tenant agree that Tenant shall have occupancy of the 888 Ross Drive Second Floor Premises for one month for purposes of constructing its improvements to, and installing its furniture, fixtures and equipment in, the 888 Ross Drive Second Floor Premises without any obligation to pay Base Rent or Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses with respect to the 888 Ross Drive Second Floor Premises.  For the avoidance of doubt, (a) Tenant shall not pay Base Rent for (i) the 892 Ross Drive Premises during the 892 Ross Drive Rent Abatement Period, or (ii) the 888 Ross Drive Second Floor Premises during the 888 Ross Drive Rent Abatement Period, (b) Tenant shall pay Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses with respect to the 892 Ross Drive Second Floor Premises during the 892 Ross Drive Rent Abatement Period, (c) Tenant shall not pay Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses with respect to the 888 Ross Drive Second Floor Premises during the first month of the 888 Ross Drive Rent Abatement Period but shall pay Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses with respect to the 888 Ross Drive Second Floor Premises during the second, third and fourth months of the 888 Ross Drive Rent Abatement Period.

3.                                        Rent

On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Security Deposit and all insurance certificates required to be delivered under Section 12 and Exhibit B of this Lease.  Tenant shall pay the Advance Rent on or before the Commencement Date (which shall be applied against Rent payable for the first month(s) Tenant is required to pay Rent).  Tenant agrees to pay Landlord without prior notice or demand, abatement, offset, deduction or claim, in advance at Landlord’s Address for Rent, on the Commencement Date and thereafter on the first (1st) day of each month throughout the Term (i) Base Rent and (ii) as Additional Rent, Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses.  The term “Rent” means the aggregate of all these amounts.  If any rental payment date (including the Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which the fractional month occurs.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated in the same manner.  To the extent not already paid as part of the Advance Rent any prorated Rent shall be paid on the Commencement Date, and any prorated Rent for the final calendar month shall be paid on the first day of the calendar month in which the date of expiration or termination occurs.

4.                                        Security Deposit

Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the faithful performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information.  If Tenant is in default hereunder beyond any applicable notice and cure period, Landlord may, but without obligation to do so, use all or any portion of the Security Deposit to cure the default or to compensate Landlord for all damages sustained by Landlord in connection therewith.  Tenant shall, within five (5) days of Tenant’s receipt of written demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord.  At the expiration or earlier termination of this Lease, within the time period(s) prescribed by California Civil Code Section 1950.7 (or any successor law), Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined by Landlord, to remedy any default by Tenant hereunder beyond any applicable notice and cure period or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear, acts of God, casualty or condemnation excepted.  If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums.  Landlord shall not be required to segregate the Security Deposit from other funds, and, unless required by law, interest shall not be paid on the Security Deposit.  Tenant shall not have any use of, or right of offset against, the Security Deposit.  Tenant hereby waives (i) California Civil Code Section 1950.7 (or any successor law) and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Landlord (a) to offset Rent which is unpaid either before or after termination of this Lease, and (b) against other damages suffered by Landlord before or after termination of this Lease as a result of Tenant’s uncured default under this Lease.

5.                                        Condition of Premises; Landlord’s Work; Tenant Improvements; Dash FF&E

Tenant acknowledges that it has been and continues to be in possession of the 892 Ross Drive Premises under the Existing Sublease, is familiar with the condition of the Premises and accepts the Premises in its presently existing, “as is” condition, with all faults and without representation, warranty or improvements by Landlord of any kind whatsoever except as otherwise provided herein and subject to Landlord’s obligations pursuant to Sections 11, 25 and 26 of this Lease.  Tenant agrees that neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant’s business or for any other purpose.  The Tenant Improvements (defined in Exhibit B) shall be installed in accordance with the terms and provisions of Exhibit B.  In addition, Landlord shall, at Landlord’s sole cost and expense, (a) (1) replace the following units in the 892 Ross Drive Premises: AC2, AC3, AC4, AC5, AC6, AC8, AC10, AC11 and AC12 (with the parties acknowledging that AC9, which is supposed to provide 5 tons of cooling capacity, has never been operational, and that, as a result, AC11, which has a current cooling capacity of 10 tons, will be replaced with an HVAC unit with at least 15 tons of cooling capacity) to provide 131.5 tons of new cooling capacity to the 892 Ross Drive Premises with respect to such replaced units in a manner reasonably acceptable to Landlord and Tenant to provide suitable cooling to the 892 Ross Drive Premises for Tenant’s intended use (which, when added to the remaining approximately 85 tons of cooling capacity from AC1 [75 tons] and AC7 [10 tons], will provide an aggregate of approximately 216.5 tons of cooling capacity at the 892 Ross Drive Premises), and (2) replace the smaller AC unit serving the proposed server room in the 888 Ross Drive Second Floor Premises with a new unit of equal or greater capacity (but not the larger “box car” unit serving the 888 Ross Drive Second Floor Premises), (b) install a new building heater in the 892 Ross Drive Premises, (c) resurface the roof of the 892 Ross Drive Building, and (d) remove from the server room in the 892 Ross Drive Premises the FM200 fire suppression system and all ancillary equipment, including, without limitation, monitoring equipment, cabling and wiring relating to the operation of the fire suppression system (collectively, “Landlord’s Work”).  Landlord’s Work shall be commenced as soon as reasonably practicable after the mutual execution and delivery of this Lease and subject to delays caused by Tenant, circumstances beyond Landlord’s reasonable control and force majeure, Landlord shall complete (1) Landlord’s Work described in subparagraphs (a) and (b) above prior to August 1, 2011, (2) Landlord’s Work described in subparagraph (c) above prior to September 1, 2011, and (3) Landlord’s Work described in subparagraph (d) above prior to July 1, 2011.  Landlord acknowledges that Tenant will be occupying the 892 Ross Drive Premises while Landlord is performing the Landlord’s Work, and Landlord shall use commercially reasonable good faith efforts to minimize interference with Tenant’s operations during the period that Landlord is performing the Landlord’s Work, provided that Tenant shall in no manner delay the completion of Landlord’s Work.  Landlord shall perform the Landlord’s Work in compliance with all applicable Laws (as defined in Section 9.1 below), in a good and workmanlike manner, free of defects and using new materials and equipment of good quality.  Within thirty (30) days after the completion of Landlord’s Work, Tenant shall have the right to submit a written punch list to Landlord, setting forth any defective item of construction, and Landlord shall promptly cause such items to be corrected.  Notwithstanding anything to the contrary contained in this Lease, Tenants acceptance of the Landlord’s Work or the submission of a punch list with respect to the Landlord’s Work shall not be deemed a waiver of Tenant’s right to have defects in the Landlord’s Work repaired at no cost to Tenant.  Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as reasonably practicable.  Also, notwithstanding the foregoing, Landlord warrants to Tenant that the existing structural elements and mechanical, plumbing, electrical, heating, ventilation and air-conditioning and other systems serving the Premises, other than those constructed or modified by Tenant, shall be in good operating condition on the Commencement Date.  If (i) a non-compliance with said warranty exists with respect to the 892 Ross Drive Premises as of the Commencement Date or occurs during the first one hundred eighty (180) days thereafter, or (ii) If non-compliance with said warranty exists with respect to the 888 Ross Drive Second Floor Premises as of the 888 Ross Drive Delivery Date or occurs during the first one hundred eighty (180) days thereafter, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, commence to rectify same at Landlord’s expense and complete such repairs or work within a commercially reasonable period of time.  If Tenant does not give Landlord written notice of a non-compliance with this warranty within one hundred eighty (180) days after the Commencement Date and the 888 Ross Drive Delivery Date, as applicable, correction of that non-compliance shall be handled as a maintenance and repair item pursuant to the provisions of Section 11 of this Lease.  In the event that Dash agrees to leave any of its existing furniture, fixtures and/or equipment (the “Dash FF&E”) in the 888 Ross Drive Second Floor Premises, at no cost to Landlord, Landlord hereby grants Tenant an exclusive right to use, all Dash FF&E located within the 888 Ross Drive Second Floor Premises on the 888 Ross Drive Delivery Date at no cost to Tenant.  Said right shall be coterminous with this Lease and upon such termination, the Dash FF&E shall be deemed to constitute part of the Premises and surrendered by Tenant to Landlord in good condition and repair, ordinary wear and tear, acts of God, casualty and condemnation excepted.

6.                                        Additional Rent

Landlord and Tenant intend that this Lease be a “triple net lease.” The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, “Additional Rent”).

6.1       Operating Expenses:

6.1.1         Definition of Operating Expenses:  Tenant shall pay to Landlord Tenant’s Share of all Operating Expenses as Additional Rent.  The term “Operating Expenses” means the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and Project.  The term “Common Areas” means all areas and facilities within the Park exclusive of the Premises and other portions of the Park leasable exclusively to other tenants.  The Common Areas include, but are not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, rail spurs (if any), and landscaped areas.  Operating Expenses may include, but are not limited to, Landlord’s cost of: (i) repairs to, and maintenance of, the roof membrane, the non-structural portions of the roof and the non-structural elements of the perimeter exterior walls of the 888 Ross Drive Building and the 892 Ross Drive Building; (ii) maintaining the Common Areas of the Park; (iii) annual insurance premium(s) for any and all insurance Landlord elects to obtain, including without limitation, “causes of loss — special form” or “special purpose” coverage, earthquake and flood for the Project, rental value insurance, and subject to Section 25 below, any deductible in an amount consistent with deductible amounts maintained by other prudent landlords owning similar projects in the vicinity of the Project (for Tenant’s information, Landlord currently maintains earthquake insurance for the Project but does not maintain flood insurance), provided that any earthquake deductible shall not exceed (x) $3.00 per square foot of the 888 Ross Drive Second Floor Premises and/or the 892 Ross Drive Premises (as applicable to each such building if damaged by earthquake) if more than twenty-four (24) months remain on the Term, (y) $2.00 per square foot of the 888 Ross Drive Second Floor Premises and/or the 892 Ross Drive Premises (as applicable to each such building if damaged by earthquake) if more than twelve (12) months remain on the Term, and (z) $1.00 per square foot of the 888 Ross Drive Second Floor Premises and/or the 892 Ross Drive Premises (as applicable to each such building if damaged by earthquake) if less than twelve (12) months remain an the Term; (iv) subject to the provisions of Section 6.1.22(xiii) below, (a) modifications and/or new improvements to any portion of the Project occasioned by any rules, laws or regulations effective subsequent to the Lease Date; (b) reasonably necessary replacement improvements to any portion of the Project after the Commencement Date; and (c) new improvements to the Project that are intended to reduce operating costs or improve life/safety conditions, all of the foregoing as reasonably determined by Landlord but only to the extent of the savings estimated to be realized therefrom; provided, if such costs are of a capital nature, then such costs or allocable portions thereof shall be amortized on a straight-line basis over the estimated useful life of the capital item in accordance with sound accounting principles consistent applied, as reasonably determined by Landlord, together with reasonable interest on the unamortized balance; (v) the management and administration of the Project, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Project; (vi) preventative maintenance and repair contracts including, but not limited to, contracts for elevator systems (if any), heating, ventilation and air conditioning systems (which preventative maintenance for the HVAC systems shall provide for quarterly inspections and testing of the belts, coils, filters and condensers) and lifts for disabled persons; (vii) security and fire protection services for any portion of the Project, if and to the extent, in Landlord’s sole discretion, such services are provided; (viii) the creation and modification of any licenses, easements or other similar undertakings with respect to the Project; (ix) supplies, materials, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Project and any reasonable reserves established for replacement or repair of any Common Area improvements or equipment; (x) any and all levies, charges, fees and/or assessments payable to any applicable owner’s association or similar body; (xi) subject to the provisions of Section 6.1.2(xiii) below), any barrier removal work or other required improvements, alterations or work to any portion of the Project required under provisions of the ADA (defined below) enacted or newly enforced after the date of this Lease (the New ADA Work”); provided, if such costs are of a capital nature, then such costs or allocable portions thereof shall be amortized on a straight-line basis over the estimated useful life of the capital item, as reasonably determined by Landlord in accordance with sound accounting principles consistently applied, together with reasonable interest on the unamortized balance; provided further, if any improvements, alterations or work is required under provisions of the ADA due to Tenant’s particular and unique use of the Premises or any Alteration (defined below) made to the Premises by or on behalf of Tenant (“Tenant ADA Work”), then the cost of the Tenant ADA Work shall be borne solely by Tenant and shall not be included as part of the Operating Expenses; and (xii) the repairs and maintenance items set forth in Section 11.2 below.  Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Project and/or on a building by building basis (the “Cost Pools”).  In such event, Tenant’s Share shall be commensurately revised to reflect any such increases or decreases.  If the 888 Ross Drive Building, the 892 Ross Drive Building or Project is less than ninety-five percent (95%) occupied during all or a portion of a calendar year, the variable components of the Operating Expenses as determined by Landlord shall be calculated as if the 888 Ross Drive Building, the 892 Ross Drive Building and Project had been 95% occupied for the full calendar year.  For purposes of this Section, the “variable components” of the Operating Expenses are those Operating Expenses which vary based on the occupancy levels of the Building and/or Project, Including, but not limited to, utilities, janitorial costs and trash removal, but excluding any Operating Expenses that do not differ based on occupancy levels, such as insurance costs.

6.1.2         Operating Expense Exclusions: The term “Operating Expenses” shall not include: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving or decorating vacant space or space for other tenants within the Project; (ii) costs incurred because Landlord or another tenant violated the terms and conditions of any lease within the Project; (iii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of any portion the Project), leasing commissions, promotional expenses, attorneys’ fees, advertising expenses, and other costs incurred in connection with the original leasing of the Project or future re-leasing of any portion of the Project and in constructing improvements to other tenant’s premises for any other tenant of the Project; (iv) depreciation of the 888 Ross Drive Building, the 892 Ross Drive Building or any other improvements situated within the Project and expense reserves; (v) any items for which Landlord is actually reimbursed; (vi) costs of repairs or other work necessitated by casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 25 and 26, below; (vii) other than any interest charges for capital improvements referred to in Section 6.1.1(iv) hereinabove, any interest or payments on any financing for the 888 Ross Drive Building, the 892 Ross Drive Building or the Project, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same and any depreciation allowance or expense reserves; (viii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with Section 27 hereof; (ix) Landlord’s cost for the repairs and maintenance items set forth in Section 11.3; (x) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xi) any payments under a ground lease or master lease; (xii) management fees in excess of three percent (3%) of the gross revenues of the Project; (xiii) all customary capital repairs and replacements to the base structural elements and operating systems of the Premises, including the foundation, roof structure, roof membrane, exterior walls and heating, ventilation and air conditioning systems, other than any capital repairs or replacements triggered by Tenant’s particular and unique use of the Premises or Tenant Improvements or Alterations to the Premises or any New ADA Work as provided In subsection (xi) of Section 6.1.1 above; (xiv) compensation paid to any employee of Landlord above the grade of Property Manager/Building Superintendent, including officers and executives of Landlord; (xv) costs of electrical energy furnished and metered directly to tenants of the Project or for which Landlord is entitled to be reimbursed by tenants as additional rental over and above tenant’s Base Rent or pass-through of Operating Expenses; (xvi) the costs of repairs or maintenance which are covered by warranties or service contracts in existence on the Commencement Date and to the extent such maintenance and repairs are made at no cost to Landlord; (xvii) the costs and expenses incurred in leasing equipment or systems that would ordinarily constitute a capital expenditure if such equipment or systems were purchased which Is excluded from Operating Expenses under subsection (xiii) above; (xviii) the costs of repairs, alterations and general maintenance necessitated by the gross negligence or willful misconduct of Landlord or its agents, employees, or contractors, or repairs, alterations and general maintenance necessitated by the gross negligence or willful misconduct of any other tenant or occupant of the Project or any of their respective agents, employees, contractors, invitees, or licensees; (xix) any amount payable by Landlord by way of indemnity or for damages or which constitute a fine or penalty, including interest or penalties for late payment (except to the extent imposed due to late payment by Tenant); (xx) any cost for overtime or other expenses to Landlord in curing defaults; (xxi) the costs including fines, penalties, and legal fees incurred due to violations by Landlord, its employees, agents, or contractors or assigns, or any other tenant (excluding Tenant) or occupant of the Project of building codes, any governmental rule or requirement or the terms and conditions of any lease pertaining to the Project or any other contract; (xxii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xxiii) Operating Expenses incurred with respect to any restaurant areas of the Project; (xxiv) charitable or political contributions or donations of Landlord; (xxv) during only the initial three (3) year and three (3) month term of this Lease expiring on June 30, 2014, the cost of maintaining and repairing the roof of the 888 Ross Drive Building and the roof of the 892 Ross Drive Building, including the cost of any roof maintenance contracts, and the cost of resurfacing the roof of the 888 Ross Drive Building the first time such resurfacing occurs during the term of this Lease, provided that the replacement of the structural portions of the roof of the 888 Ross Drive Building and of the 892 Ross Drive Building during the Term of this Lease shall be Landlord’s obligations under Section 11.3 of this Lease without reimbursement from Tenant through Tenant’s payment of Tenant’s Share of Operating Expenses; or (xxvi) during only the initial three (3) year and three (3) month term of this Lease expiring on June 30, 2014, the cost of maintaining and repairing the heating, ventilation and air-conditioning units serving the 888 Ross Drive Building and the 892 Ross Drive Building, including such units that serve the Premises or the Common Areas, including the cost of any maintenance contract, provided that the replacement of any such unit at any time during the term of this Lease shall be Landlord’s obligation under Section 11.3 of this Lease without reimbursement from Tenant through Tenant’s payment of Tenant’s Share of Operating Expenses.  Landlord agrees that (y) Landlord will not collect or be entitled to collect more than one hundred percent (100%) of the increases in Operating Expenses actually paid by Landlord in connection with the operation of the Building in any calendar year, and (z) excluding management fees and any other fees expressly provided in this Lease, Landlord shall make no profit from Landlord’s collection of Operating Expenses.

6.2       Tax Expenses:  Tenant shall pay to Landlord Tenant’s Share of all Tax Expenses applicable to the Project.  Prior to delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant’s Property (defined below in Section 10) located or installed in or about the Premises by, or on behalf of Tenant.  To the extent any such taxes or assessments are not separately assessed or billed to Tenant, then Tenant shall pay the amount thereof as invoiced by Landlord.  Tenant shall also reimburse and pay Landlord, as Additional Rent, within thirty (30) days after written demand therefor, one hundred percent (100%) of (i) any increase in real property taxes attributable to any and all Alterations (defined below in Section 10), Tenant Improvements, fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, and (ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises or any other portion of the Project.  “Tax Expenses” means, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any governmental, school, agricultural, lighting or other improvement district) as against any legal or equitable interest of Landlord in the Premises or Project or any other tax, fee, or excise, however described, including, but not limited to, any tax imposed in substitution (partially or totally) of any tax previously included within the definition of Tax Expenses.  “Tax Expenses” shall not include (a) any franchise, estate, inheritance, net income, gift or excess profits tax imposed upon Landlord, (b) any penalty or fee imposed solely as a result of Landlord’s failure to pay Tax Expenses when due, (c) any items included as Operating Expenses, and (d) any Tax Expenses in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term.

6.3       Payment of Expenses:  Landlord shall estimate Tenant’s Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences.  Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year.  Thereafter, Landlord may estimate such expenses for each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent on the first (1st) day of each month throughout the Term.  Tenants obligation to pay Tenant’s Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, Tenant’s obligation to pay Tenant’s Share of Operating Expenses and Tax Expenses shall commence on (a) April 1, 2011 with respect to the 892 Ross Drive Premises, and (b) the later of (i)

August 1, 2011 and (ii) thirty (30) days after the 888 Ross Drive Delivery Date, with respect to the 888 Ross Drive Second Floor Premises, and shall continue until the expiration of the Term.

6.4       Annual Reconciliation:  By June 30th of each calendar year, Landlord shall furnish Tenant with an accounting of actual and accrued Operating Expenses and Tax Expenses; provided, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any underpayment by Tenant at any time.  Within thirty (30) days of Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment.  Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or if the Term of the Lease has expired, refund the amount of overpayment to Tenant as soon as possible thereafter, not to exceed thirty (30) days after the date of the accounting.  If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant’s Share of such expenses, and deduct any underpayment from Tenant’s Security Deposit; provided that if Landlord’s final accounting for such year shows an overpayment by Tenant, Landlord shall promptly refund the such overpayment to Tenant.  Failure by Landlord to accurately estimate Tenant’s Share of such expenses or to otherwise perform such reconciliation shall not constitute a waiver of Landlord’s right to collect any underpayment at any time during the Term or after the expiration or earlier termination of this Lease, provided, however, that Landlord shall not be able to collect any underpayment if Landlord fails to submit an accounting for any calendar year during the Term within twenty-four (24) months after the last day of such calendar year.

6.5       Audit:  After delivery to Landlord of at least thirty (30) days prior written notice, which notice must be delivered within one hundred twenty (120) days after Landlord’s delivery to Tenant of the annual accounting of actual Operating Expenses and Tax Expenses, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours but not more frequently than once during any calendar year.  Tenant may not compensate any such accountant on a contingency fee basis.  The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party (except as may be required by court order or applicable law) other than to Landlord and its authorized agents.  Landlord and Tenant each shall use its commercially reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such expenses.  If the audit accurately, and with appropriate supporting documentation, indicates that Landlord’s determination of Operating Expenses overstated the Operating Expenses by at least four percent (4%), then Landlord shall give Tenant a credit against future rental amounts for an amount equal to the reasonable cost of the audit or reimburse Tenant for the reasonable cost of the audit if the Lease has expired or earlier terminated (provided that in no event shall such credit or reimbursement exceed $7,000.00).

7.                                        Utilities and Services

Tenant shall pay the cost of all (i) water, sewer use, sewer discharge fees and sewer connection fees, gas, electricity, telephone, telecommunications, cabling and other utilities billed or metered separately to the Premises and (ii) refuse pickup and janitorial service to the Premises.  Upon Landlord’s request, Tenant shall deliver to Landlord copies of all bilis for separately metered utilities supplied to the Premises for the past twelve (12) month period within thirty (30) days of Landlord’s request.

7.1       Utility Expenses:  Tenant shall pay to Landlord Tenant’s Share of any utility fees, use charges, or similar services that are not billed or metered separately to Tenant (collectively, “Utility Expenses”).  If Landlord reasonably determines that Tenant’s Share of Utility Expenses is not commensurate with Tenant’s use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services.  Tenant shall also pay Tenant’s Share of any assessments, charges and fees included within any tax bill for the Project, including without limitation, entitlement fees, allocation unit fees and sewer use fees.

7.2       Common Area Utility Costs:  Tenant shall pay to Landlord Tenant’s Share of any Common Area utility fees, charges and expenses (collectively, “Common Area Utility Costs”).  Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant’s Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the Term.  Any reconciliation thereof shall be substantially in the same manner as set forth in Section 6.4 above.

7.3       Miscellaneous:  Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof.  Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed by a public utility, governmental agency or similar entity upon Landlord, Tenant, the Premises, or other portions of the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions.

7.4       Interruption in Utilities.  Notwithstanding anything to the contrary contained in this Lease, if the Premises are rendered unusable for the normal conduct of Tenant’s business and Tenant, in fact, ceases to use and occupy such portion of the Premises for the normal conduct of its business as a result of any failure to provide utilities or services as required by this Lease caused by the negligence or willful misconduct of Landlord or any Landlord’s Representatives, as hereinafter defined (an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent shall be abated or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies and conducts normal business operations in any portion of the Premises during such period, the Base Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies and conducts normal business operations in such portion of the Premises.  Such right to abate Base Rent in this Section 7.4 shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event.  Except as provided in this Section 7.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

8.                                        Late Charges

The sums and charges set forth in this Section 8 shall be “Additional Rent”.  Tenant acknowledges that late payment (the second (2nd) day of each month or any time thereafter) of Rent and all other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease.  Such costs may include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises.  Therefore, if any Installment of Rent or any other sum payable by Tenant is not received by Landlord within five (5) days after when due, Tenant shall promptly pay to Landlord a late charge, as liquidated damages, in an amount equal to eight percent (8%) of such delinquent amount plus interest on the delinquent amount at eight percent (8%) per annum for every month or portion thereof that such sums remain unpaid.  Notwithstanding the foregoing, Tenant shall not be obligated to pay such late charge for the first such late payment in any twelve (12) month period, provided that such payment is made within three (3) business days after notice from Landlord that such amount was not paid when due. If Tenant delivers to Landlord two (2) checks for which there are not sufficient funds, Landlord may require Tenant to replace such check with a cashier’s check for the amount of such check.  The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant.  Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other default of Tenant under this Lease.

9.                                        Use of Premises

9.1       Compliance with Laws, Recorded Matters, and Rules and Regulations:  The Premises shall be used solely for the permitted uses specified in the Basic Lease Information and for no other uses without Landlord’s prior written consent.  Landlord’s consent shall not be unreasonably withheld or delayed so long as the proposed change in use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 27 below, (ii) does not require any additional parking spaces, and (iii) is compatible and consistent with the other uses then being made in the Project, as reasonably determined by Landlord.  The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, “Tenant’s Representatives”) shall be subject to, and at all times in compliance with, (a) any and all applicable laws, rules, codes, ordinances, statutes, orders and regulations as same exist from time to time throughout the Term (collectively, the “Laws”), including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California (collectively, the “ADA”), (b) any and all Instruments, licenses, restrictions, easements or similar instruments, conveyances or encumbrances which are at any time required to be made by or given by Landlord relating to the initial development of the Project and/or the construction, from time to time, of any additional improvements in the Project, including without limitation, any Tenant Improvements (collectively, “Development Documents”), (c) any and all documents, easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments and supplements thereto made, from time to time, each of which has been or hereafter is recorded in any official or public records with respect to the Premises or any other portion of the Project (collectively, “Recorded Matters”), and (d) any and all rules and regulations set forth in Exhibit C hereto, any other reasonable rules and regulations now or hereafter promulgated by Landlord, and any rules, restrictions and/or regulations imposed by any applicable owners association or similar entity (collectively, “Rules and Regulations”), provided that such Rules and Regulations are non-discriminatory and uniformly enforced and do not unreasonably interfere with Tenant’s use of the Premises or parking rights, Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s operations in the Premises.  Tenant agrees to sign promptly any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions.  Tenant agrees to, and does hereby, assume full and complete responsibility (x) to ensure that the Premises, including without limitation, the Tenant Improvements, are in compliance with all applicable Laws throughout the Term and (y) for the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises and/or any other portion of the Project occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular and unique use of the Premises or Alterations or other improvements made to the Premises regardless of when such Laws became effective.  Tenant shall have no right to initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project.  Notwithstanding anything to the contrary contained herein, unless such compliance is required as a result of, or triggered by, Tenant’s particular and unique use or improvements to the Premises, Landlord shall promptly comply with all such governmental measures which require changes to the building systems located within or servicing the Premises (for example, changes to the sprinkler system), the structural portions of the Premises, the Common Areas, the 888 Ross Drive Building, the 892 Ross Drive Building or Project (subject to reimbursement as Operating Expenses in accordance with Section 6.1 of this Lease).

9.2       Prohibition on Use: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will increase the existing rate of or affect any policy of insurance upon the 888 Ross Drive Building or the 892 Ross Drive Building or any of its contents, or cause a cancellation of any insurance policy.  No auctions may be conducted in, on or about any portion of the Premises or the Project without Landlord’s prior written consent thereto.  Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably obstruct or interfere with the rights of Landlord or other tenants or occupants of any portion of the Project.  The Premises shall not be used for any unlawful purpose.  Tenant shall not cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises or the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations.  Tenant shall not damage or deface or otherwise commit or permit to be committed any waste in, upon or about the Premises or any other portion of the Project.  Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or personal property outside of the Premises.  Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, except for animals assisting disabled persons.  Tenant shall neither install any radio or television antenna, satellite dish, microwave or other device on the roof or exterior walls of the 888 Ross Drive Building, the 892 Ross Drive Building or any other portion of the Project nor make any penetrations of or to the roof of the 888 Ross Drive Building or the 892 Ross Drive Building, except as expressly provided in this Lease.  Tenant shall not interfere with radio, telecommunication, or television broadcasting or reception from or in the 888 Ross Drive Building, the 892 Ross Drive Building or elsewhere.  Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the 888 Ross Drive Building, the 892 Ross Drive Building or outside areas within the Project.

9.3       Access:  Tenant and its employees shall have access to, and elevator and electrical service at, the 888 Ross Drive Building, the 892 Ross Drive Building, and the Premises twenty four (24) hours per day, seven (7) days per week, subject to the terms of this Lease (including Section 7.4) and such protective services or monitoring systems, if any, as Landlord may reasonably impose.

10.                                 Alterations; and Surrender of Premises

10.1 Alterations: Tenant shall be permitted to make, at its sole cost and expense, non-structural alterations and additions to the interior of the Premises without obtaining Landlord’s prior written consent, provided said alterations are not part of Tenant’s Wi-Fi Network (defined hereinbelow), do not affect the Building systems and the cost of such alterations does not exceed Seventy-Five Thousand Dollars ($75,000.00) each job and One Hundred Fifty Thousand Dollars ($150,000.00) cumulatively each calendar year (the “Permitted Improvements”).  Within five (5) business days after receipt of Tenant’s written request, Landlord will notify Tenant in writing whether Landlord shall require the removal of any specific Alterations (as defined below) or any component of the Tenant Improvements at the expiration or earlier termination of this Lease.  Tenant, however, shall first notify Landlord of such Permitted Improvements so that Landlord may post a Notice of Non-Responsibility on the Premises.  Except for the Permitted Improvements, Tenant shall neither install any signs, fixtures, or improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed so long as any such Alteration does not affect (1) the Building systems, structural integrity or structural components of the 888 Ross Drive Building, or (2) the structural integrity or structural components of the 892 Ross Drive Building.  In the event that Tenant desires to install any cabling, wiring or other conduit between the 892 Ross Drive Building and the 888 Ross Drive Building, including any trenching required in connection therewith, such work and installations shall be deemed an Alteration subject to Landlord’s prior written consent and the terms of this Section 10.  If any such Alteration is expressly permitted by Landlord, Tenant shall deliver at least ten (10) days prior written notice to Landlord, from the date Tenant commences construction, sufficient to enable Landlord to post and record a Notice of Non-Responsibility.  Tenant shall obtain all permits or other governmental approvals prior to commencing any work and deliver a copy of same to Landlord.  All Alterations shall be (i) at Tenant’s sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured (and bonded, at Landlord’s option) contractor (reasonably approved by Landlord) in compliance with all applicable Laws, Development Documents, Recorded Matters, and Rules and Regulations and (ii) performed in a good and workmanlike manner and so as not to unreasonably obstruct access to any portion of the Project or any business of Landlord or any other tenant.  Landlord’s approval of any plans, specifications or working drawings for Tenant’s Alterations shall neither create nor impose any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any Laws.  As Additional Rent, Tenant shall reimburse Landlord, within thirty (30) days after receipt of written demand, for actual and reasonable legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant’s Alterations.  If Tenant makes any Alterations, Tenant shall carry (or cause its contractor to carry) “Builder’s All Risk” insurance, in an amount approved by Landlord and such other insurance as Landlord may reasonably require.  All such Alterations shall be insured by Tenant in accordance with Section 12 of this Lease immediately upon completion.  Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.  Tenant shall, prior to commencing any Alterations, (a) cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and (b) provide such assurances to Landlord, including without limitation, waivers of lien and if the cost of the Alterations exceeds $750,000, surety company performance bonds as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Project from and against any mechanic’s, materialmen’s or other liens.

10.1.1  Wi-Fi Network:  Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 10.1.1 (in addition to the other provisions of this Section 10).  In the event Landlord consents to Tenant’s installation of such Wi-Fi Network (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant shall, in accordance with Section 10.2 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease.  Tenant shall use the Wi-Fi Network so as not to cause any unreasonable interference to other tenants in the 888 Ross Drive Building or to other tenants at the Park or with any other tenant’s communication equipment, and not to damage the 888 Ross Drive Building or Park or unreasonably interfere with the normal operation of the 888 Ross Drive Building or Park and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including reasonable attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 10.1.1, except to the extent same is caused by the sole active negligence or willful misconduct of Landlord or any Landlord Representative and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease).  Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) business days following such occurrence to correct such interference.  If such interference continues after such three (3) business day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s reasonable satisfaction.  Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the 888 Ross Drive Building and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network.  Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance.  Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, except to the extent caused by the gross negligence or willful misconduct of Landlord, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network.  Should Landlord be required to retain professionals to research any interference issues that may arise and to confirm Tenant’s compliance with the terms of this Section 10.11, Landlord shall retain such professionals at commercially reasonable rates, and if the research indicates that the interference was caused by Tenant’s Wi-Fi Network, Tenant shall reimburse Landlord within thirty (30) days following submission to Tenant of an invoice from Landlord, which costs shall not exceed $1,000 per year (except in the event of a default by Tenant hereunder beyond any applicable notice and cure period).  This reimbursement obligation is independent of any rights or remedies Landlord may have in the event of a breach of default by Tenant under this Lease.  Landlord shall enforce the foregoing restrictions in a uniform and non-discriminatory manner.

10.2 Surrender of Premises: At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, casualty, condemnation, Hazardous Materials not stored, used, released or disposed of by Tenant or any Tenant Representative in accordance with applicable Laws, and normal wear and tear excepted), but with all Interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in accordance with Section 27 hereof.  Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease, or any damage or deterioration due to or associated with unusually heavy floor loads or other unusual occupancy factors.  On or before the expiration or earlier termination of this Lease, Tenant shall remove (i) all of Tenant’s Property (defined below) and Tenant’s signage from the Premises and other portions of the Project, (ii) any Alterations Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required) as to Alterations made without Landlord’s consent, and if requested by Tenant in writing at the time Tenant requests Landlord’s consent to any Alterations requiring Landlord’s consent, by notice given to Tenant at the time Landlord consents to such Alterations, require Tenant, at Tenant’s expense, to remove, and Tenant shall repair any damage caused by all of such removal activities.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to remove the initial Tenant Improvements constructed pursuant to Exhibit B to this Lease Agreement, unless required in writing by Landlord at the time Landlord approves such Tenant Improvements.  “Tenant’s Property” means all equipment, trade fixtures, furnishings, all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), inventories, goods and personal property of Tenant.  Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may, after five (5) days’ notice from Landlord, be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant.  Notwithstanding anything to the contrary contained herein, Tenant shall, prior to the expiration of this Lease, at Tenant’s expense and in compliance with the National Electric Code and other applicable Laws, remove all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the benefit of Tenant in or around the Premises (collectively, the “Cabling”); provided, however, Tenant shall not remove such Cabling if Tenant receives a written notice from Landlord at least forty- five (45) days prior to the expiration of the Lease authorizing such Cabling to remain in place, in which event the Cabling shall be surrendered with the Premises upon the expiration or earlier termination of this Lease.  In the event that Landlord does not so authorize the Cabling to remain in place and Tenant fails to remove the Cabling on or before the expiration or earlier termination of this Lease, Landlord may remove the Cabling, in which case Tenant shall pay Landlord for the actual cost incurred by Landlord therefor, (together with a three percent (3%) supervision/administration fee) within thirty (30) days after being billed for the same.  All Alterations except those which Landlord requires Tenant to remove; shall remain in the Premises as the property of Landlord.  If the Premises are not surrendered at the expiration of the Term or earlier termination of this Lease, and in accordance with this Section 10 and Section 27 below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Section 20 below) until the Premises are so surrendered in accordance with said provisions.  Tenant shall indemnify, defend and hold the Indemnitees (hereafter defined) harmless from and against any and all Claims (defined below) (x) arising from any delay by Tenant in so surrendering the Premises including, without limitation, any Claims made against Landlord by any succeeding tenant or prospective tenant founded on or resulting from such delay and (y) suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant.

11.                                 Repairs and Maintenance

11.1 Tenant’s Repairs and Maintenance Obligations:  Except for those portions of the 888 Ross Drive Building and the 892 Ross Drive Building to be maintained by Landlord, as provided in Sections 11.2 and 11.3 below (collectively, “Landlord Repair Obligations”), Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises and such portions of the 888 Ross Drive Building and the 892 Ross Drive Building as are within the exclusive control of Tenant in good, clean and safe condition and repair, promptly making all necessary repairs and replacements with materials and workmanship of substantially the same character, kind and quality as the original thereof, all of the foregoing in accordance with the applicable provisions of Section 10 hereof, and to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage (and replacing any property so damaged) caused by Tenant or any of Tenant’s Representatives, or due to or associated with unusually heavy floor loads or other unusual occupancy factors, and restoring the Premises and other portions of the Project to the condition existing prior to the occurrence of such damage.  Without limiting any of the foregoing, Tenant shall be solely responsible for promptly maintaining, repairing and replacing (a) all mechanical systems exclusively serving the Premises (excluding the heating, ventilation and air conditioning systems serving the Premises which are the obligation of Landlord to repair, maintain and replace pursuant to Sections 11.2 and 11.3 below), (b) all plumbing work and fixtures exclusively serving the Premises, (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises, (d) all interior lighting (including, without limitation, light bulbs and/or ballasts) in the Premises and exterior lighting exclusively serving the 892 Ross Drive Building or adjacent to the 892 Ross Drive Building, (e) all window glass and interior doors, door frames and door closers exclusively in the Premises and the exterior doors of the 892 Ross Drive Building, (f) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights exclusively serving the Premises, (g) all tenant signage, (h) lifts for disabled persons serving the Premises, (i) sprinkler systems, fire protection systems and security systems serving the Premises, and (j) all partitions, fixtures, equipment, interior painting, interior walls and floors, and floor coverings within the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises).  Any such work shall be performed by licensed, insured and bonded contractors and subcontractors reasonably approved by Landlord.  Additionally, Tenant shall be solely responsible for the performance of the regular removal of trash and debris.

11.2 Maintenance by Landlord:  Subject to the provisions of Section 11.1, and subject to the provisions of Section 6.1.2(xxv) regarding the roofs of the 888 Ross Drive Building and the 892 Ross Drive Building and Section 6.1.2(xxvi) regarding the heating, ventilation and air-conditioning units serving the 888 Ross Drive Building and the 892 Ross Drive Building, but otherwise subject to Tenant’s obligation under Section 6 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Share of the cost and expense of the following described items, Landlord shall repair, maintain and replace the following items: (a) sprinkler systems and fire protection services serving the Common Areas; (b) the roof and roof coverings of the 888 Ross Drive Building and the 892 Ross Drive Building (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs relating to the presence of such additional equipment); (c) all mechanical systems serving the Common Areas and heating, ventilation and air conditioning systems serving the Premises and the Common Areas; (d) all plumbing work and fixtures serving the Common Areas and the 888 Ross Drive Building (excluding the plumbing work and fixtures exclusively serving the 888 Ross Drive Second Floor Premises); (e) electrical wiring systems, fixtures and equipment serving the Common Areas and the 888 Ross Drive Building (excluding the electrical wiring systems, fixtures and equipment exclusively serving the 888 Ross Drive Second Floor Premises); (f) all interior lighting (including, without limitation, light bulbs and ballasts) in the Common Areas and exterior lighting serving the 888 Ross Drive Building; (g) all window glass and interior doors, door frames and door closers in the Common Areas; (h) lifts for disabled persons serving the Common Areas of the 888 Ross Drive Building; (i) sprinkler systems, fire protection systems and security systems serving the Common Areas; (j) any rail spur and rail crossing; (k) exterior painting of the 888 Ross Drive Building or the 892 Ross Drive Building; and (I) the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas.  If Landlord elects to perform any repair or restoration work required to be performed by Tenant, Tenant shall reimburse Landlord within thirty (30) days of Tenant’s receipt of written demand from Landlord for all costs and expenses incurred by Landlord in connection therewith.  Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair.

11.3 Landlord’s Repairs and Maintenance Obligations:  Notwithstanding the provisions of Sections 11.1 and 11.2 but subject to the provisions of Sections 25 and 26, and except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives, Landlord shall, at Landlord’s sole cost and expense, without the right of reimbursement from Tenant, (a) keep in good condition and repair (including the replacement of) the structural portions of the 888 Ross Drive Building and the 892 Ross Drive Building, including without limitation, the floors, foundations and exterior perimeter walls of the 888 Ross Drive Building and the 892 Ross Drive Building (exclusive of glass in the Premises and the exterior doors of the 892 Ross Drive Building), (b) replace (i) the structural portions of the roof, (ii) the roof membrane, and (iii) the heating, ventilation and air-condition units serving the 888 Ross Drive Building and the 892 Ross Drive Building, and (c) repair any damage to the Premises 888 Ross Drive Building or the 892 Ross Drive Building caused by Landlord’s gross negligence or willful misconduct or by Landlord’s failure to perform its obligations under this Lease beyond any applicable notice and cure period.

11.4 Tenant’s Failure to Perform Repairs and Maintenance Obligations:  If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, (i) Landlord may, but without obligation to do so, at any time after five (5) days’ notice, make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof, except to the extent any damage is caused by the willful misconduct or sole active negligence of Landlord or its authorized agents and representatives and (ii) Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs and expenses incurred therefor.  Landlord and Tenant’s obligations under this Section 11 shall survive the expiration of the Term or earlier termination thereof.  Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect, except as expressly provided in this Lease.

11.5 Landlord’s Failure to Perform Repairs and Maintenance Obligations: Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord.  For purposes of this Section 11.5, a reasonable time (except in the event of an emergency threatening life or property) shall in no event be less than thirty (30) days after receipt by Landlord, and by any Lender(s) whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.  Notwithstanding anything to the contrary contained in this Lease, (a) if Tenant provides written notice to Landlord stating with specificity that repairs are required to the Premises, (b) such repairs constitute Landlord’s Repair Obligations, (c) the failure to perform such repairs materially and adversely affects the conduct of Tenant’s business from, or Tenant’s use of, the Premises and such written notice required under subsection (a) above expressly states that Landlord’s failure to perform such repairs will materially and adversely affect the conduct of Tenant’s business from, or Tenant’s use of, the Premises, and (d) Landlord fails to commence such repairs within five (5) days and to thereafter diligently prosecute such corrective action to completion, then Tenant may deliver to Landlord a second written notice specifying that unless Landlord commences the performance of such repairs within three (3) days of such second notice, Tenant will take the required action.  If such repairs are the obligation of Landlord under this Lease and are not commenced by Landlord within such three (3) day period and thereafter diligently pursued to completion, then Tenant shall be entitled to perform such repairs and receive prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action.  In addition, in the event that the large “box car” air conditioning unit serving the 888 Ross Drive Second Floor Premises ceases to operate, if Tenant provides notice to

Landlord’s property manager (which may be by telephone [as long as Tenant speaks to someone in Landlord’s property management office], as long as such telephonic notice is followed by Tenant’s delivery of written notice at the San Jose address for notices set forth in the Basic Lease Information within one day of such telephonic notice) and Landlord fails to commence to repair such unit within one (1) business day after the receipt of such notice and thereafter diligently prosecute such repairs to completion, then Tenant may proceed to make such repairs upon delivery of an additional notice to Landlord by the same methods described above specifying that Tenant is making the repairs, and if such repairs were required by Landlord under the terms of this Lease and were not made by Landlord as provided above, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in making such repairs.  In the event Tenant takes any of the actions permitted under this Section, Tenant shall use only those contractors used by Landlord at the Premises for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings located in the vicinity of the Premises.  Promptly following completion of any work taken by Tenant pursuant to this Section, Tenant shall deliver a reasonably detailed invoice of the work completed, the materials used and the costs relating thereto, and Landlord shall reimburse Tenant for such costs within thirty (30) days after receipt of Tenant’s invoice therefor.

12.                                 Insurance

12.1 Types of Insurance:  Tenant shall maintain in full force and effect at all times during the Term, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by carriers reasonably acceptable to Landlord and its lender which afford the following coverages: (i) worker’s compensation and employer’s liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Representatives’ use or occupancy of the Premises and such insurance shall (a) include coverage for contractual liability, fire damage, premises, personal injury, completed operations and products liability, and (b) have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess/umbrella insurance in the amount of Four Million Dollars ($4,000,000); (iii) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any owned, non-owned or hired automobiles; (iv) “causes of loss — special form” property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Tenant’s Property and the Tenant Improvements located in, on or about the Premises, and in addition, coverage for flood, earthquake, and business Interruption of Tenant.  Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv); and (v) such other insurance or higher limits of liability as is then customarily required by reasonable prudent owners of similar types of buildings within the general vicinity of the Project or as may be reasonably required by any of Landlord’s lenders; provided that Landlord may not require such other insurance or higher limits more than once during the initial Term and once during the Extended Term (as defined in Addendum 1 attached hereto).

12.2 Insurance Policies:  Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A:VIII (or such higher rating as may be reasonably required by a lender having a lien on the Premises) as set forth in the most current issue of “A.M. Best’s Rating Guides.”  Any deductible amounts under any of the insurance policies required hereunder shall not exceed Twenty Thousand Dollars ($20,000).  Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant with respect to the 892 Ross Drive Premises and on or before the 888 Ross Drive Delivery Date with respect to the 888 Ross Drive Premises.  Tenant shall, at least fifteen (15) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof.  Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to material modification except after endeavoring to provide thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).  Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and Landlord as required by this Lease.

12.3 Additional Insureds and Coverage:  Each of Landlord, Landlord’s property management company or agent, and Landlord’s lender(s) having a lien against the Premises or any other portion of the Project shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Section 12.1(ii) and, with respect to the Tenant Improvements, in Section 12.1(iv) hereof.  The general liability and excess/umbrella insurance to be maintained by Tenant shall be endorsed to state that it is primary, without right of contribution from insurance maintained by Landlord, and shall be in excess of coverage which Landlord may have and shall be unaffected by any insurance or self-insurance Landlord may have regardless of whether any other insurance names Landlord as an insured or whether such insurance stands primary or secondary.  Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance.  The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease.  It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises and any of the areas within the Project.  Notwithstanding anything to the contrary contained herein, to the extent Landlord’s cost of maintaining insurance with respect to the 888 Ross Drive Building, the 892 Ross Drive Building and/or any other buildings within the Project is increased as a result of, and to the extent of, Tenant’s acts, omissions, Alterations, improvements, use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, each such increase as Additional Rent.

12.4 Failure of Tenant to Purchase and Maintain Insurance:  If Tenant fails to obtain and maintain the insurance required herein throughout the Term, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor.  If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, within ten (10) business days after receipt of Landlord’s written demand therefor.  In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Claims which Landlord may incur due to Tenant’s failure to obtain and maintain such insurance.

12.5 Waiver of Subrogation:  Landlord and Tenant mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party’s property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage.  Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party.  This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.

12.6 Landlord’s Insurance:  During the Term, Landlord shall, as an item of Operating Expenses, maintain “causes of loss — special form” property insurance insuring against risk of loss or damage to the 888 Ross Drive Building, the 892 Ross Drive Building, its equipment and Common Area furnishings, and commercial general liability insurance in commercially reasonable amounts determined by Landlord from time to time consistent with the insurance requirements of other prudent landlords of comparable projects located in the vicinity of the Project.  Landlord at its option may obtain any of the required insurance directly or through umbrella policies covering the 888 Ross Drive Building, the 892 Ross Drive Building and other assets owned by Landlord.

13.                                 Limitation of Liability and Indemnity

Except to the extent of Claims (defined below) resulting from the negligence or willful misconduct of Landlord or its agents, employees, contractors, property management company or other authorized representatives (“Landlord’s Representatives”), Tenant agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Landlord’s lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees and representatives (collectively, the “Indemnitees”) harmless and indemnify the Indemnitees from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any third party litigation including the enforcement of this provision) (collectively, “Claims”) arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Representatives’ use of the Premises and other portions of the Project, (ii) the conduct of Tenants business, (iii) from any activity, work or thing done, permitted by Tenant in or about the Premises, and/or (iv) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease.  Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Except to the extent of Claims resulting from the sole active negligence or willful misconduct of Landlord or Landlord’s Representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises or any other portion of the Project, including, but not limited to, any acts, errors or omissions of any other tenants or occupants of the Project.  Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder.  Notwithstanding any provision to the contrary contained in this Lease, at no time shall Landlord be responsible or liable to the Tenant for any lost profits, lost economic opportunities or any form of consequential damage as the result of any actual or alleged breach by Landlord of its obligations under this Lease.  Notwithstanding any provision to the contrary contained in this Lease, except with respect to Tenant’s obligations pursuant to Sections 20 (“Holding Over”) and 27 (“Environmental Matters/Hazardous Materials”) of this Lease, at no time shall Tenant be responsible or liable to the Landlord for any lost profits or lost economic opportunities or punitive damages as the result of any actual or alleged breach by Tenant of its obligations under this Lease, provided that in no event shall Landlord be precluded from exercising Its remedies under Section 19 of this Lease.

14.                                 Assignment and Subleasing

14.1 Prohibition:  Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other transfer of this Lease by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant’s Representatives (collectively, ‘Transfers” and any entity to whom any Transfer is made or sought to be made is sometimes referred to as a “Transferee”).  No consent to any Transfer shall constitute a waiver of the provisions of this Section 14, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, but which consent shall be subject to the provisions of this Section 14.  Notwithstanding anything to the contrary contained in this Section 14, an assignment or sublease of all or a portion of the Premises to (1) an entity which is controlled by, controls, or is under common control with, Tenant, or (2) a successor entity to Tenant (whether by merger, consolidation or other non- bankruptcy reorganization of Tenant), or (3) which acquires all or substantially all of Tenant’s stock or assets (“Affiliate”), shall not be deemed a Transfer under this Section 14, and shall accordingly not require Landlord’s consent or payment of any amount to Landlord, provided that (a) Tenant promptly notifies Landlord of any such assignment or sublease at least twenty (20) days prior to such assignment or sublease (unless applicable securities or other laws prohibit prior notice, in which event Tenant shall so notify Landlord within three (3) business days after the effective date of such transfer), (b) Tenant promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or the Affiliate, (c) the Affiliate agrees in writing to be bound by all of the terms and conditions of this Lease, (d) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (e) such Affiliate shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the “Net Worth”) at least equal to the Net Worth on the date of this Lease of the original Tenant.  “Control,” as used in this Section 14.1, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interests in an entity.  Notwithstanding anything to the contrary contained herein, in addition to the foregoing, Landlord’s consent shall not be required for Transfers involving (1) a public offering of stock by Tenant, or (2) the trading of shares listed on a recognized public stock exchange (including NASDAQ) , or (3) a private placement with a venture capital firm or other equity investor where such investor receives stock in Tenant, provided that a transfer of fifty percent (50%) or more of the stock of Tenant in the aggregate by any person(s) or entity(ties) having an interest in ownership or control of Tenant at the Lease Date shall require Landlord’s consent.  Any right of Landlord to recapture the Premises pursuant to Section 14.5 below shall not apply to assignment, sublease or transfer to an Affiliate.

14.2 Request for Consent: If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing (“Tenant’s Notice”), and deliver to Landlord at least thirty (30) days prior to the proposed commencement date of the Transfer (“Proposed Effective Date”) the following: (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer, including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and audited financial statements for the previous three (3) most recent consecutive fiscal years, if available; and (iv) such other information as Landlord may then reasonably require.  Within thirty (30) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and Landlord’s election as set forth in Section 14.5.  If Landlord does not elect to recapture pursuant to Section 14.5 and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant’s Notice.

14.3 Criteria for Consent: Tenant agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods or at any time during the twelve month period prior to the Transfer, Tenant has been in material default beyond applicable notice and cure periods, (b) the use to be made of the Premises by the proposed Transferee is prohibited, or differs from the uses permitted, under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, unless the Transferee agrees to pay the cost of such additional requirements, (d) the proposed Transferee does not intend to occupy the Premises, (e) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted at the Premises, (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project and Landlord has space in the Project that will satisfy the existing tenant’s needs, (g) the proposed Transfer would cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee: (1) is negotiating with Landlord to lease space in the Park at such time or (2) has negotiated with Landlord during the four (4) month period immediately preceding the Tenant’s Notice, and in either case Landlord has space to satisfy the Transferee’s facilities needs, (i) intentionally deleted, or (j) the proposed Transferee will use, store or handle Hazardous Materials (defined below) of a type, nature or quantity not then being used by Tenant.

14.4 Effectiveness of Transfer and Continuing Obligations:  Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit E hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s standard form of Consent to Assignment or Consent to Sublease, as applicable (with such commercially reasonable changes as may be acceptable to Landlord), executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations under this Lease.  Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein.  The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.  Each permitted Transferee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent (unless the Transfer is a sublease) and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease.  No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee) under this Lease whether occurring before or after such Transfer, and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.  An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder (except for Tenant’s rental obligations if the Transfer is a sublease).  The acceptance of any Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.  For purposes hereof and except as otherwise provided in Section 14.1 above, if Tenant is a business entity, direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer and shall be subject to this Section 14.  Any and all options, rights of refusal, improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant to any Transferee other than an Affiliate unless expressly authorized in writing by Landlord.  Any transfer made without Landlord’s prior written consent, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant of this Lease.  As Additional Rent, Tenant shall promptly (a) pay to Landlord each time it requests a Transfer, a fee in the amount of one thousand dollars ($1,000) and (b) reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer, provided that the total of the fee and Landlord’s legal and other expenses shall riot exceed $2,500 per request for consent.

14.5 Intentionally Omitted.

14.6 Transfer Premium:  If Landlord consents to a Transfer (excluding any transfer to an Affiliate), as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of any Transfer Premium.  The term “Transfer Premium’ shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for the Subject Space, and after recovery by Tenant, (a) on an amortized basis over the term of the sublease or assignment, of the actual brokers’ commissions paid by Tenant, not to exceed industry standard commissions for similar transactions, and reasonable legal fees, and (b) reasonable tenant improvement costs incurred by Tenant to effect such Transfer amortized over the term of the sublease or assignment.  “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.7 Waiver:  Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

15.                                 Subordination

To the fullest extent permitted by law, this Lease, the rights of Tenant under this Lease and Tenant’s leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the 888 Ross Drive Building, the 892 Ross Drive Building, or any other portion of the Project, and (ii) the lien of any mortgage or deed of trust which may now or hereafter exist for which the 888 Ross Drive Building or the 892 Ross Drive Building, ground leases or underlying leases, any other portion of the Project or Landlord’s interest or estate therein is specified as security.  Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust.  If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises if Tenant is not then in default under this Lease beyond any applicable notice and cure period.  The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be: (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, except with respect to obligations of a continuing nature (e.g., repair and maintenance obligations) and with respect to the payment of the Tenant Improvement Allowance pursuant to Exhibit B attached hereto and incorporated by reference herein; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month’s Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion of such Security Deposit has not already been forfeited by, or refunded to, Tenant.  Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor In interest.  Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) days after receipt of a written demand or request by Landlord and in the form reasonably requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.  Landlord shall obtain a commercially reasonable subordination and non-disturbance agreement from any lender holding an encumbrance against the 888 Ross Drive Building and the 892 Ross Drive Building on or before the date thirty (30) days after the mutual execution and delivery of this Lease.

16.                                 Right of Entry

Landlord and its agents shall have the right to enter the Premises at all reasonable times, upon reasonable prior notice, for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration.  It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency.  Landlord shall have the right to place (i) “for rent” or “for lease” signs on the outside of the Premises, the 888 Ross Drive Building, the 892 Ross Drive Building and in the Common Areas with respect to the Premises during the last nine (9) months of the Term, and (ii) “for sale” signs on the outside of the 888 Ross Drive Building, the 892 Ross Drive Building and in the Common Areas.  Tenant hereby waives any Claim from damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss occasioned thereby except for any Claim for any of the foregoing arising out of the sole active negligence or willful misconduct of Landlord or Landlord’s Representatives.

17.                                 Estoppel Certificate

Tenant shall execute (and acknowledge If required by any lender or ground lessor) and deliver to Landlord, within ten (10) business days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid In advance, if any, acknowledging that there are not, to Tenants knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require.  Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the 888 Ross Drive Building, the 892 Ross Drive Building or other portions of the Project.  Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance.

18.                                 Tenant’s Default

The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default by Tenant of the provisions of this Lease:

18.1 Intentionally omitted;

18.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment or charge required hereunder within three (3) days after written notice from Landlord that said payment is due;

18.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent and any other payment or charge required hereunder) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to (a) Hazardous Materials (defined in Section 27 hereof), or (b) the timely delivery by Tenant of a subordination, non-disturbance and attornment agreement (an

“SNDA”), a counterpart of a fully executed Transfer document and a consent thereto (collectively, the “Transfer Documents”), an estoppel certificate or insurance certificates, (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials, and (iii) the time period, if any, specified in the applicable sections of this Lease with respect to subordination, assignment and sublease, estoppel certificates and insurance, provided that Tenant shall not be in default for failure to timely deliver an SNDA, the Transfer Documents, an estoppel certificate or insurance certificates unless such failure is not cured within three (3) business days of the date on which Landlord delivers written notice of such failure to Tenant.  However, Tenant shall not be in default of its obligations hereunder if such failure (other than any failure of Tenant to timely deliver an SNDA, the Transfer Documents, an estoppel certificate or insurance certificates, for which no additional cure period shall be given to Tenant) cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than sixty (60) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure.  Any such written notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sections 1161, et seq. and all similar or successor laws; or

18.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold.

19.                                 Remedies for Tenant’s Default

19.1 Landlord’s Rights:  In the event of Tenant’s default under this Lease beyond any applicable notice and cure period, Landlord may terminate Tenant’s right to possess the Premises by any lawful means.  Following delivery of written notice by Landlord, this Lease shall terminate on the date specified in such notice and Tenant shall immediately surrender possession of the Premises to Landlord.  In addition, whether or not this Lease is terminated, Landlord shall have the right to immediately re-enter the Premises, and if Landlord’s right of re-entry is exercised following Tenant’s abandonment of the Premises, all of Tenant’s Property left on the Premises or in the Project shall be deemed abandoned.  If Landlord relets the Premises or any portion thereof, Tenant shall immediately be liable to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the “Reletting Costs”).  All Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof.  Reletting may be for a period shorter or longer than the remaining term of this Lease.  In no event shall Tenant be entitled to any excess rent received by Landlord.  No act by Landlord other than giving written notice to Tenant shall terminate this Lease or Tenant’s right to possess the Premises, including without limitation, acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease.  At all times Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and any new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

19.2 Damages Recoverable:  If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Landlord terminates Tenant’s right to possession following Tenant’s breach or default under this Lease beyond any applicable notice and cure period, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder, including without limitation, the unamortized cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto to the extent Landlord has paid for such improvements, the unamortized portion of any broker’s or leasing agent’s commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term remaining after the date on which Tenant is in uncured default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder; provided, however, that even if Tenant abandons the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, If Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder.  The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum.  Tenant hereby waives for itself and for all those claiming under Tenant its right to obtain redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 (or any successor or substitute statute), or under any other present or future law, in the event judgment for possession enters against Tenant or Landlord takes possession of the Premises following any default of Tenant hereunder.

19.3 Intentionally Deleted.

19.4 Intentionally Deleted.

19.5 Intentionally Deleted.

19.6 Rights and Remedies Cumulative:  The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally.  In addition to all of the remedies set forth above, if Tenant materially defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

20.                                 Holding Over

If Tenant holds over after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to (a) one hundred twenty five percent (125%) of the Base Rent applicable during the last rental period of the Term under this Lease for the first thirty days of the holdover, and (b) thereafter, one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Term under this Lease.  Such month-to-month tenancy shall be subject to every other term and provision contained herein.  Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord in the condition required herein upon the expiration or earlier termination of this Lease.  The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

21.                                 Landlord’s Default

Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder.  For purposes hereof, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.  Notwithstanding any provision set forth in this Lease to the contrary, in the event of an emergency which threatens life or where there is imminent danger to property as a result of Landlord’s failure to perform its obligations under this Lease, if Tenant provides written notice to Landlord of such failure and Landlord fails to perform such obligations within a reasonable period of time, given the circumstances, after the receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional written notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord as provided above, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action.  In the event Tenant takes such action, and such work will affect the structure of the 888 Ross Drive Building, the 892 Ross Drive Building or the Building systems, Tenant shall use only those contractors used or approved by Landlord for work on such Building structure or systems unless such contractors are unwilling or unable to perform, or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in buildings comparable to the 888 Ross Drive Building and 892 Ross Drive Building.  The foregoing shall not be deemed to modify or otherwise negate Tenant’s rights pursuant to Section 11.5 above with respect to Landlord’s obligations to maintain either the roof or the HVAC systems serving the 888 Ross Drive Second Floor Premises and the 892 Ross Drive Premises.

22.                                 Parking

Tenant, at no cost to Tenant, may use the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information.  Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same.  In addition to such non-designated and non-exclusive parking spaces, Landlord shall provide Tenant with the exclusive use of six (6) designated “Visitor Parking” spaces, which shall be located directly in front of the 892 Ross Drive Building.  Tenant and Tenant’s Representatives shall not park or permit any parking of vehicles overnight.

23.                                 Transfer of Landlord’s Interest

Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Premises, the 888 Ross Drive Building, the 892 Ross Drive Building, Project and this Lease.  Tenant expressly agrees that in the event of any such transfer, Landlord shall automatically be entirely released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of such transfer, provided that such transferee agrees in writing to perform Landlord’s obligations hereunder arising or accruing after the date of such transfer.  A ground lease or similar long term lease by Landlord of the entire 888 Ross Drive Building, the 892 Ross Drive Building or Project shall be deemed a sale within the meaning of this Section 23.  Tenant agrees to attorn to such new owner provided such new owner agrees not to disturb Tenants use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material default of this Lease beyond any applicable notice an cure period.

24.                                 Waiver

No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver.  The subsequent acceptance of Rent by Landlord after default by Tenant of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such default.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such

Rent or other sum or pursue any other remedy provided in this Lease.  No failure, partial exercise or delay on the part of the Landlord or Tenant in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

25.                                 Casualty Damage

25.1 Casualty:  If the Premises or any part [excluding any of Tenant’s Property, any Wi-Fi Network, any Tenant Improvements and any Alterations installed by or for the benefit of Tenant (collectively, “Tenant’s FF&E”)] shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord.  Within sixty (60) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, of the following time period within which the necessary repairs can reasonably be made, as estimated by Landlord: (a) within twelve (12) months, or (b) in more than twelve (12) months, from the date of such notice.

25.1.1 Minor Insured Damage:  If the Premises (other than Tenant’s FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed within twelve (12) months, this Lease shall not terminate and, provided that insurance proceeds are available and paid to Landlord to fully repair the damage (or would have been available if Landlord had maintained the insurance required under this Lease) and/or Tenant otherwise voluntarily contributes any shortfall thereof, Landlord shall repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E.  The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy, (ii) only during the time Tenant is not actually using same, and (iii) Landlord receives rental abatement insurance proceeds therefore (unless rental abatement insurance is not available because Landlord failed to carry loss of rent insurance).

25.1.2 Major Insured Damage:  If the Premises (other than Tenant’s FF&E) are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within twelve (12) months, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair.  If either party notifies the other of its intention to so terminate this Lease, then this Lease shall terminate and the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than ten (10) business days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises).  If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available and paid to Landlord to fully repair the damage (or would have been available if Landlord had maintained the insurance required under this Lease) or Tenant voluntarily contributes any shortfall thereof (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E).  Notwithstanding the preceding provisions of this Section 25.1.2, if (a) neither party has elected to terminate this Lease pursuant to the terms of this Section, and (b) Landlord is proceeding to complete the repairs, then Tenant shall not have the right to terminate this Lease if, before the end of the twelve (12) month period, Landlord, at Landlord’s sole option, gives written notice to Tenant that the repairs will be completed within sixty (60) days after the end of the twelve (12) month period, and the repairs are actually completed within such sixty (60) day period.  If the repairs are not completed within sixty (60) days after the end of the twelve (12) month period, then Tenant may terminate this Lease by written notice to Landlord.  Such notice of termination shall be given within sixty (60) days after the end of the twelve (12) month period or the sixty (60) day period, as applicable, and shall be effective upon receipt thereof by Landlord.  During the time when Landlord is prosecuting such repairs to substantial completion, the Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy, (ii) only during the time Tenant is not actually using same, and (iii) Landlord receives rental abatement insurance proceeds therefore (unless rental abatement insurance is not available because Landlord failed to carry loss of rent insurance).

25.1.3 Damage Near End of Term:  Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 25.3 below, if the Premises are substantially damaged during the last year of then applicable term of this Lease, either Landlord or Tenant may, at their option, cancel and terminate this Lease by giving written notice to the other party of its election to do so within forty-five (45) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty; provided, however, that if Landlord elects to terminate this Lease but Tenant exercises any option it has to extend the Term within ten (10) days after receipt of written notice of Landlord’s election to terminate, then Landlord’s election to terminate shall be deemed rescinded and Landlord shall repair the Premises subject to the provisions of this Section 25).  If either party so elects to terminate this Lease, subject to the foregoing sentence, all rights of Tenant hereunder shall cease and terminate ten (10) days after Tenant’s receipt or delivery of such notice, as applicable, and Tenant shall vacate the Premises and surrender possession thereof to Landlord by the end of such ten (10) day period.

25.2 Deductible and Uninsured Casualty:  Tenant shall pay to Landlord, as Additional Rent, the deductible amounts under the insurance policies obtained by Landlord and Tenant under this Lease if the proceeds are used to repair the Premises.  However, if other portions of the 888 Ross Drive Building or the 892 Ross Drive Building, as applicable, are also damaged by said casualty and insurance proceeds are payable therefor, then Tenant shall only pay its proportionate share of the deductible as reasonably determined by Landlord.  If any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute any shortfall thereof, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate ten (10) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.3 Tenant’s Fault and Lender’s Rights:  Notwithstanding anything to the contrary contained herein, if the Premises (other than Tenant’s FF&E) or any other portion of the 888 Ross Drive Building or the 892 Ross Drive Building, as applicable, is damaged by fire or other casualty due to the gross negligence or intentional misconduct of Tenant or any of Tenant’s Representatives, (i) the Rent shall only be abated during the repair of such damage to the extent Landlord receives rental loss insurance proceeds therefor, (ii) Tenant will not have any right to terminate this Lease due to the occurrence of such casualty, and (iii) Tenant will be responsible for the excess cost and expense of the repair and restoration of the 888 Ross Drive Building and/or the 892 Ross Drive Building (including any deductible) to the extent not covered by insurance proceeds.  Notwithstanding anything to the contrary contained herein, if the holder of any indebtedness secured by the Premises or any other portion of the Project has the right to require that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate ten (10) days after Tenant’s receipt of such notice, and Tenant shall vacate the Premises and surrender possession thereof to Landlord by the end of such ten (10) day period.

25.4 Tenant’s Waiver:  Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenants Property, resulting in any way from such damage or the repair thereof.  With respect to any damage which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including without limitation, all rights pursuant to California Civil Code Sections 1932(2.), 1933(4.), 1941 and 1942 and any similar or successor laws.

26.                                 Condemnation

If twenty-five percent (25%) or more of either the 888 Ross Drive Second Floor Premises or the 892 Ross Drive Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination.  Tenant shall not because of such condemnation assert any claim against Landlord for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing shall not preclude Tenant, at Tenant’s sole cost and expense, from obtaining any separate award to Tenant for loss of, or damage to, Tenant’s Property, moving costs or for damages for cessation or interruption of Tenant’s business or compensation for improvements installed at Tenant’s cost provided such award is separate from Landlord’s award and does not diminish nor otherwise impair the award otherwise payable to Landlord.  In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262.  If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the 888 Ross Drive Building or the 892 Ross Drive Building, as applicable, to substantially the same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate reduction shall be made to Tenant, as reasonably determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration.  Landlord shall not be required to spend funds for restoration in excess of the condemnation proceeds received by Landlord.

27.                                 Environmental Matters/Hazardous Materials

27.1 Hazardous Materials Disclosure Certificate:  Simultaneously herewith, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E.  Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant.  Tenant shall, at Landlord’s request and commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed Hazardous Materials Disclosure Certificate (“the “HazMat Certificate”), in substantially the form attached hereto as Exhibit E, describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.

27.2 Definition of Hazardous Materials:  “Hazardous Materials” means (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or nonfriable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or (i) any materials which pose or threaten to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property.  For purposes of this Lease, “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

27.3 Prohibition; Environmental Laws:  Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises or Project without, in each instance, obtaining Landlord’s prior written consent thereto other than Hazardous Materials used for customary janitorial purposes and customarily used in offices (such as liquid paper, copy fluids, cleaning liquids and toner) in amounts reasonably necessary for Tenant’s permitted use of the Premises (“Permitted Hazardous Materials”) in accordance with applicable laws.  If Landlord, in its sole discretion, consents to any such usage or storage of other than Permitted Hazardous Materials, then Tenant shall be permitted to use and/or store only those Hazardous Materials and in such quantities (A) that are necessary for Tenant’s business, (B) to the extent disclosed in the most recent HazMat Certificate, and (C) expressly approved by Landlord in writing.  In all events such usage and storage must at all times be in full compliance with any and all applicable local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future (collectively, the “Environmental Laws”).  Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate (other than Permitted Hazardous Materials) may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole but reasonable discretion.  Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion.  Landlord shall have the right at all times during the Term, during reasonable business hours and upon reasonable prior notice except in the case of an emergency (in which case no notice shall be required) to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with this Section 27 or to determine if Hazardous Materials (other than Permitted Hazardous Materials) are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas.  The cost of all such inspections, tests and investigations (collectively, “Inspections”) shall be borne by Tenant, if Tenant or any of Tenant’s Representatives are directly or indirectly responsible for any contamination revealed by such Inspections.  The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to perform Inspections, monitor or otherwise observe the Premises or Tenant’s and Tenant’s Representatives’ activities with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials at the Project, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.4 Tenant’s Environmental Obligations:  Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas (collectively, a “Release”); provided that Tenant has knowledge of such event(s).  Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any Release of Hazardous Materials caused by Tenant or Tenant’s Representatives such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the Release of such Hazardous Materials by Tenant or any Tenant Representative.  Any such Investigation, clean up, removal, restoration and other remediation of any Release caused by Tenant or any Tenant Representative shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project.  Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency Release of Hazardous Materials caused by Tenant or any Tenant Representative without first obtaining Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof with respect to any Release caused by Tenant or any Tenant Representative.  If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate any Release caused by Tenant or any Tenant Representative, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord within thirty (30) days after receipt of a written demand for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work.  All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.

27.5 Environmental Indemnity:  Tenant shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Premises or the Project, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse Impact of Landlord’s marketing of any space within the Project) arising at any time during or after the Term in connection with or related to, directly or indirectly, the use, presence or Release of Hazardous Materials on, in or about any portion of the Project caused by the acts or omissions of Tenant or any of Tenant’s Representatives.  Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto.  Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.  Landlord shall, protect, indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant harmless from and against any and all Claims arising at any time during or after the Term in connection with or related to, directly or Indirectly, the use, presence or Release of Hazardous Materials on, in or about any portion of the Project caused by Landlord or Landlord’s Representatives.  Landlord represents to Tenant (which representation is made without any investigation or inquiry) that it has no actual knowledge concerning the existence of any Hazardous Materials on or under the Premises, the Common Areas or the Project as of the date of this Lease which would be required to remove in order to comply with applicable Environmental Laws.  Such representation is based solely on, and Landlord’s actual knowledge is limited to, the information contained in that certain Phase I Environmental Site Assessment dated August 7, 2006, prepared by Ninyo and Moore under its Project No. 401238001(the “Phase I”).  A copy of the Executive Summary of the Phase I has been provided to Tenant.  With respect to the Phase I, Landlord represents and warrants for the benefit of Tenant that while the Phase I covers the real property located at “890 — 894 Ross Drive”, the address for 890 Ross Drive subsequently was changed to 888 Ross Drive and, therefore, all references to 890 Ross Drive in the Phase I shall refer to the 888 Ross Drive Building. In addition, to the actual knowledge of Landlord, Landlord has not received any written notice that any action, proceeding or claim is pending or threatened regarding the Project concerning any Hazardous Materials or pursuant to any Environmental Laws.

27.6 Tenant’s Release:  Notwithstanding the foregoing or anything to the contrary contained in this Lease, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages (Including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on or about the Premises, the 888 Ross Drive Building, the 892 Ross Drive Building, the Common Areas or the Project, or the soil, surface or groundwater thereof, or for the violation of any Environmental Laws, except to the extent that any of the foregoing actually results from the Release of Hazardous Materials by Tenant or a Tenant’s Representative.

27.7 Survival:  Landlord and Tenant’s rights, obligations and liabilities under this Section 27 shall survive the expiration or earlier termination of this Lease.  If Landlord determines that the condition of any portion of the Project violates the provisions of this Lease with respect to a Release of Hazardous Materials caused by Tenant or any Tenant Representative, then Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed prior to the appearance of such Hazardous Materials (except for reasonable wear and tear), including without limitation, performing closures as required by any

Environmental Laws. Base Rent during such hold over shall be payable at a monthly rate equal to one hundred twenty five percent (125%) of the Base Rent applicable during the last rental period of the Term under this Lease.  For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials.  Any such holdover by Tenant will be with Landlord’s consent and will not be terminable by Tenant in any event or circumstance.

28.                                 Financial Statements

Tenant and any permitted Transferee, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon any portion of the Project or any prospective purchaser of any portion of the Project, shall deliver to Landlord the then current audited financial statements of Tenant (Including interim periods following the end of the last fiscal year for which annual statements are available) within ten (10) days after Landlord’s request therefor, but not more often than once annually so long as Tenant is not in material default of this Lease beyond any applicable notice and cure period.  If audited financial statements have not been prepared, Tenant and any permitted Transferee shall provide Landlord with unaudited financial statements (certified by an authorized representative or officer of Tenant) and such other information, the type and form of which are reasonably acceptable to Landlord, which reflect the financial condition of Tenant and any permitted Transferee, as applicable.  Landlord, any lender and any prospective purchaser shall execute Tenant’s commercially reasonable non-disclosure agreement prior Tenant’s submission of financial information required by this Section.

29.                                 General Provisions

29.1 Time:  Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

29.2 Successors and Assigns:  The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

29.3 Recordation: Tenant shall not record this Lease or a short form memorandum hereof.

29.4 Landlord Exculpation:  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Project (including all rents, issues, profits and proceeds therefrom), and Tenant agrees to look solely to Landlord’s interest in the Project (including all rents, issues, profits and proceeds therefrom) for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord (collectively, the “Landlord Parties”).  It is the parties’ intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease.  The liability of Landlord under this Lease is limited to its actual period of ownership of title to the 888 Ross Drive Building and the 892 Ross Drive Building.

29.5 Severability and Governing Law:  Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or Invalidate any other provisions hereof and such other provisions shall remain in full force and effect.  This Lease shall be enforced, governed by and construed in accordance with the laws of the State of California.  Tenant expressly agrees that any and all disputes arising out of or in connection with this Lease shall be litigated only in the Superior Court of the State of California for the county in which the Premises are located (and in no other), and Tenant hereby consents to the jurisdiction of said court.

29.6 Attorneys’ Fees:  In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing therein for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof.  Such costs, expenses and fees shall be included in and made a part of any judgment recovered by the prevailing party.

29.7 Entire Agreement:  It is understood and agreed that there are no oral agreements between the parties hereto affecting this Lease and this Lease (including all exhibits and addenda) supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  This Lease and any separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith (a) contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, and (b) shall be considered to be the only agreement between the parties hereto and their representatives and agents.  This Lease may not be modified, deleted or added to except by a writing signed by the parties hereto.  All negotiations and oral agreements have been merged into and are included herein.  There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.  The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

29.8 Warranty of Authority:  Each person executing this Lease on behalf of a party represents and warrants that (i) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (ii) if such party is a limited liability company, partnership, corporation or trustee, that such limited liability company, partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder.  Landlord and Tenant hereby warrants that this Lease is legal, valid and binding upon such party and enforceable against it in accordance with its terms.

29.9 Notices:  All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, delivered by a nationally recognized same-day or overnight courier (e.g.  FedEx or UPS) or delivered personally (i) to Tenant at the Tenant’s Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord’s Address set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given on the date it is mailed as provided in this Section 29.9, upon the first (1st) business day after delivery to a nationally recognized courier, or upon the date personal delivery is made.

29.10 Joint and Several;  Covenants and Conditions: If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.  Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

29.11 Confidentiality:  Landlord and Tenant acknowledges that the contents of this Lease and any related documents are confidential information.  Landlord and Tenant shall keep and maintain such information strictly confidential and shall not disclose such confidential information to any person or entity other than its financial, legal and space planning consultants, any purchaser of any portion of the Project or any lender or other party in connection with the financing of the Project, or any proposed sublessee or assignee (provided that such sublessee and assignee agrees to keep such information confidential), except to the extent required by applicable law or court order or as necessary in connection with the enforcement of the provisions of this Lease.

29.12 Landlord Renovations:  Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, “Renovations”) portions of the 888 Ross Drive Building, the 892 Ross Drive Building, Premises, Common Areas and the Project, including without limitation, systems and equipment, roof, and structural portions of the same; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises.  In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the 888 Ross Drive Building and/or the 892 Ross Drive Building, limit or eliminate access to portions of the Project (provided that access to portions of the 888 Ross Drive Building and/or 892 Ross Drive Building may only be temporarily limited or eliminated and that other means of access shall at all times remain available), including portions of the Common Areas, or perform work in the 888 Ross Drive Building and/or the 892 Ross Drive Building, which work may create noise, dust or leave debris in the 888 Ross Drive Building and/or the 892 Ross Drive Building.  Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises.  Landlord shall give Tenant reasonable prior notice in the event Landlord plans to temporarily interrupt electricity or other utilities or services to the Premises.

29.13 Waiver of Jury Trial:  The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, the 888 Ross Drive Building, the 892 Ross Drive Building, Park or Project and/or any claim of injury, loss or damage.

29.14 Submission of Lease:  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.15 No View, Light or Air Rights:  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the 888 Ross Drive Building and/or the 892 Ross Drive Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the 888 Ross Drive Building, the 892 Ross Drive Building and Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

30.                                 Signs

All signs and graphics of every kind visible in or from public view shall be subject to (i) Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii), and in compliance with, all applicable Laws, Development Documents, Recorded Matters, Rules and Regulations, and Landlord’s sign criteria (“Sign Criteria”) as same may exist from time to time.  Landlord’s Sign Criteria is set forth in Exhibit G hereto.  Subject to the foregoing, Tenant shall have the right, at Tenant’s sole cost and expense, to install signage on a portion of any existing multi-tenant monument sign for the Park, which monument signage shall consist only of the name “Proofpoint, Inc.” or such other name reasonably acceptable to Landlord and Tenant and/or Tenant’s logo.  At Tenant’s sole cost and expense, Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease.  Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises and all other affected portions of the Project.  Tenant shall repair any such damage, including without limitation, discoloration caused by such installation or removal.  If Tenant fails to repair such damage by the date of the expiration or earlier termination of this Lease, Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs and make any repairs necessitated by such removal.  Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which are likely to interfere with the visibility of any sign, canopy, advertising matter, or decoration of any kind of any other business or occupant of the 888 Ross Drive Building, the 892 Ross Drive Building or other portions of the Project be permitted hereunder.  Tenant further agrees to maintain each such sign and graphics, as may be approved, in good condition and repair at all times.

31.                                 Mortgagee Protection

Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with Notice of their interest together with an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.  If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued.  Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof.  Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender.  Tenant waives the collection of any deposit from each such lender or purchaser at a foreclosure sale unless said lender or purchaser shall have actually received and not refunded the deposit.  Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender.  Tenant shall comply with such written direction to pay without any obligation to determine whether an event of default exists under such lender’s loan to Landlord, and Tenant shall not be obligated to pay to Landlord any sums paid by Tenant to a lender pursuant to this Section.  If, in connection with obtaining financing for the Premises or any other portion of the Project, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially and adversely affect Tenant’s rights hereunder, including Tenant’s use, occupancy or quiet enjoyment of the Premises, or increase Tenant’s obligations hereunder.

32.                                 Warranties of Tenant

Tenant warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto.  Tenant further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein, is hereby waived by Tenant.

33.                                 Brokerage Commission

Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant.  Landlord shall pay the Broker(s) pursuant to the terms of a separate agreement.  Each party shall indemnify and hold harmless the other from and against any and all Claims with respect to a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than the Broker(s) (if any) resulting from the actions of the indemnifying party.  Unless expressly agreed to in writing by Landlord and the Broker(s), no real estate brokerage commission or finder’s fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date.  Tenant further represents and warrants to Landlord that Tenant will not receive (1) any portion of any brokerage commission or finder’s fee payable to the Broker(s) in connection with this Lease, or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

34.                                 Quiet Enjoyment

Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, during the periods that Tenant is not otherwise in default of this Lease beyond any applicable notice and cure period, and subject to the rights of any of Landlord’s lenders, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises and Common Areas during the Term, and (ii) neither Landlord, nor any successor or assign of Landlord, nor anyone claiming by or through Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises and Common Areas.  The foregoing covenant is in lieu of any other covenant express or implied.

35.                                 Roof Equipment

Provided that this Lease is then in full force and effect and Tenant is not then in default under this Lease beyond any applicable notice and cure period, Tenant shall be permitted, without any obligation to pay any additional Rent for such permission (except for the costs expressly provided in this Section 35), subject to approval by all applicable governmental authorities, to install, maintain, replace and operate antennae, security equipment, satellite dish or dishes on the roof of the 888 Ross Drive Building and the 892 Ross Drive Building (collectively, the “Roof Equipment”), the size, weight and precise location of which shall be subject to Landlord’s prior written approval not to be unreasonably withheld, conditioned or delayed, and pursuant to plans, all of which have been approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), at Tenant’s sole cost and expense.  Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to any roof penetrations and any such penetrations permitted by Landlord shall be performed by Landlord’s contractors at Tenant’s expense.  The installation, maintenance and operation of the Roof Equipment shall be in accordance with the provisions of this Lease and shall be performed at Tenant’s sole cost and expense.  Tenant will ensure that the Roof Equipment, and each part of them, will be installed by licensed contractors in accordance with all federal, state and local rules and building codes.  Tenant will obtain, at its sole cost and expense, all Federal Communications Commission and other licenses or approvals required to install and operate the Roof Equipment and shall repair any and all damage to the Project (including, but not limited to, the roof of the 888 Ross Drive Building and the 892 Ross Drive Building) caused as a result of Tenant’s installation of the Roof Equipment.  The Roof Equipment is and shall remain the property of Tenant or Tenant’s assignee, transferee or sublessee, and Landlord and Tenant agree that the Roof Equipment is not, and installation of the Roof Equipment at the Project shall not cause the Roof Equipment to become, a fixture pursuant to this Lease or by operation of law.  Tenant shall not be entitled to receive any income from any third-party individual or entity for the use of the Roof Equipment.  Tenant shall be responsible for the operation, repair and maintenance of the Roof Equipment during the Term, at Tenant’s sole cost and expense, and upon the expiration or other termination of this Lease, Tenant shall remove the Roof Equipment and repair any and all damage to the Project (including, but not limited to, the roof of the 888 Ross Drive Building and the 892 Ross Drive Building) caused as a result of such removal.  Tenant agrees to operate the Roof Equipment in such a manner so as not to unreasonably interfere with or impair the operation of other antennae or telecommunication equipment of Landlord or other tenants or occupants of the Project.  If Tenant’s use of the Roof Equipment shall cause such interference or impairment, Tenant shall, at its sole cost and expense, promptly eliminate such condition by relocating, adjusting or modifying the Roof Equipment.  In the event Landlord repairs or replaces the roof during the Term, Tenant will relocate or, if necessary, remove the Roof Equipment from the roof at Tenant’s sole cost upon receipt of written request from Landlord during the time of such repair or replacement.  Landlord shall use commercially reasonable efforts to avoid the removal of the Roof Equipment during any such repair or replacement of the roof.  Tenant shall be able to place the Roof Equipment on the roof, at Tenant’s sole cost and expense, after Landlord completes repairing or replacing the roof.  Landlord may have its representative present at the installation or any reinstallation of the Roof Equipment and the Roof Equipment shall be properly screened and shall not be visible by someone standing in the reasonable vicinity of the 888 Ross Drive Building and the 892 Ross Drive Building.

Landlord assumes no liability or responsibility for interference with the Roof Equipment caused by other tenants placing similar equipment on the roof of any building in the Project.  The Roof Equipment shall be included within the coverage of all insurance policies required to be maintained by Tenant under the Lease and Tenant shall obtain at its cast all permits required by governmental authorities for the Roof Equipment.  The Roof Equipment shall be used solely in connection with the business operations in the Premises, and shall not be used by any party who is not a tenant of the Premises.

36.                                 Right of First Offer

Subject to any rights granted to other tenants or occupants at the Project prior to the date of this Lease (including the existing tenant’s renewal of its lease of the first floor of the 888 Ross Drive Building, whether or not such tenant has an express right to renew), and provided that Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period, the original Tenant named in this Lease and any Affiliate (the “Original Tenant”) shall have a one-time right (“First Offer Right”) to lease the entire first floor of the 888 Ross Drive Building, consisting of approximately 21,219 rentable square feet of space (the “First Offer Space”), the first time the First Offer Space comes available for lease during the period commencing on the Commencement Date and expiring at the expiration of the Term of this Lease (the “Exercise Period”).  The First Offer Right shall be exercisable by the Original Tenant only if the Original Tenant is in possession of one hundred percent (100%) of the Premises at the time the First Offer Space becomes available.  During the Exercise Period, Landlord shall give Tenant a one-time written notice (“Offer Notice”) of the availability of the First Offer Space, which Offer Notice shall include a site plan identifying the First Offer Space and a summary of the economic terms for which Landlord is willing to enter into a lease of the First Offer Space for a term equal to the greater of (a) a term that is coterminous with the Term of this Lease, and (b) two (2) years.  The parties acknowledge and agree that except with respect to such economic terms, all of the terms and provisions of the Lease shall apply to any lease by Tenant of the First Offer Space.  Upon receipt by Tenant of the Offer Notice, if Tenant desires to lease the First Offer Space but objects to the economic terms set forth in the Offer Notice, Landlord and Tenant shall negotiate In good faith in an attempt to reach an agreement with respect to the terms of a lease of the First Offer Space within ten (10) business days after Landlord’s delivery of the Offer Notice.  If the parties fail to agree with respect to the terms of the lease of the First Offer Space within such ten (10) business day period, Landlord shall thereafter be free to lease such space to any third party on such terms and conditions that Landlord deems appropriate in its sole and absolute discretion and Tenant shall have no further option to lease or right to receive any notice of any proposed lease with respect to such First Offer Space.

37.                                 Access to First Floor Phone and Electrical Closets

During the Term (as such Term may be extended), Tenant shall have the right to access, to the extent reasonably necessary for Tenant’s operations in the 888 Ross Drive Second Floor Premises, the phone and electrical closets on the first floor of the 888 Ross Drive Building, and subject to Landlord’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed), to attach Its own cabling, wiring and equipment in the closets for purposes of routing phone and electrical service to the 888 Ross Drive Second Floor Premises.  Tenant shall not unreasonably disturb or interfere with the wiring, cabling or equipment of any other tenant of the 888 Ross Drive Building or such tenant’s business operations during its access to the closets, and, except in the case of an emergency, Tenant will give reasonable notice to Landlord prior to its entry into the closets.  Tenant shall coordinate any access to, and work in, such closets with any other tenants of the 888 Ross Drive Building.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date specified in the Basic Lease Information.

LANDLORD:

HINES VAF NO CAL PROPERTIES, L.P.,

a Delaware limited partnership

By:	Hines VAF No Cal Properties GP LLC,
its general partner

	By:	Hines VAF No Cal Mezz, L.P.,
its sole member

		By:	Hines VAF No Cal Mezz GP LLC,
its general partner

			By:	Hines VAF Northern California, L.P.,
its sole member

				By:	Hines VAF Northern California GP LLC,
its general partner

					By:	/s/ James C. Buie
					Name:	James C. Buie
					Title:	Executive Vice President

Date:

TENANT:

PROOFPOINT, INC.

A Delaware corporation

By:	/s/ Paul Auvil
Name:	Paul Auvil
Title:	CFO
Date:	3-30-11

Exhibit A

Premises

This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Lease Agreement dated for reference purposes as of March 28, 2011 (the “Lease), by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership (“Landlord”) and Proofpoint, Inc., a Delaware corporation (“Tenant”) for the leasing of certain premises located at 888 Ross Drive and 892 Ross Drive, Sunnyvale, California (the “Premises”).

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information.  The Premises are a part of and are contained in the Building specified in the Basic Lease Information.  The following area depicts the Premises within the Building:

Exhibit A, Page 1

Exhibit B to Lease Agreement
Tenant Improvements
(Tenant Constructs)

This exhibit, entitled “Tenant Improvements and Shell Improvements”, is and shall constitute EXHIBIT B to that certain Lease Agreement, dated for reference purposes as of March 28, 2011 (the “Lease”), by and between HINES VAF NO CAL PROPERTIES, L.P., a Delaware limited partnership (“Landlord”), and PROOFPOINT, INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located at 888 Ross Drive and 892 Ross Drive, Sunnyvale, California (the “Premises”).  The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.                                      Tenant To Construct Tenant Improvements.  Subject to the provisions below, Tenant shall be solely responsible for the planning, construction and completion of the interior tenant improvements (“Tenant Improvements”) to the Premises in accordance with the terms and conditions of this Exhibit B.  The Tenant Improvements shall not include any of Tenant’s personal property, trade fixtures, furnishings, equipment or similar items.

2.                                      Tenant Improvement Plans.

A.                                    Preliminary Plans and Specifications.  Following the execution of the Lease, Tenant shall retain a licensed and insured architect (“Architect”) to prepare preliminary working architectural and engineering plans and specifications (“Preliminary Plans and Specifications”) for the Tenant Improvements.  Tenant shall deliver the Preliminary Plans and Specifications to Landlord.  The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches.  Landlord shall reasonably approve or disapprove the Preliminary Plans and Specifications within five (5) days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten (10) days after Tenant’s receipt thereof.  Representatives of both parties shall promptly make themselves available to discuss and resolve any such comments or revisions, and such documents shall promptly be revised by Tenant to incorporate any agreed upon changes.  In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on any disputed matters.  This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications.  The approved Preliminary Plans and Specifications, as modified, shall be deemed the “Final Preliminary Plans and Specifications”.

B.                                    Final Plans and Specifications.  After the Final Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect to prepare in twenty (20) days following Landlord’s approval of the Final Preliminary Plans and Specifications the final working architectural and engineering plans, specifications and drawings, (“Final Plans and Specifications”) for the Tenant Improvements.  Tenant shall then deliver the Final Plans and Specifications to Landlord.  Landlord shall reasonably approve or disapprove the Final Plans and Specifications within five (5) days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions within fifteen (15) days after Tenant’s receipt thereof.  Representatives of both parties shall promptly make themselves available to discuss and resolve any such comments or revisions, and such documents shall promptly be revised by Tenant to incorporate any agreed upon changes.  In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on any disputed matters.  This procedure shall be repeated until Landlord approves, in writing, the Final Plans and Specifications.  The approved Final Plans and Specifications, as modified, shall be deemed the “Construction Documents”.

C.                                    Miscellaneous.  All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service.  While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord’s interest in doing so is to protect the Premises, the 888 Ross Drive Building, the 892 Ross Drive Building and Landlord’s interest.  Accordingly, Tenant shall not rely upon Landlord’s approvals and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

D.                                    Building Standard Work.  The Construction Documents shall provide that the Tenant Improvements to be constructed in accordance therewith must be at least equal, in quality, to Landlord’s building standard materials, quantities and procedures then In use by Landlord (“Building Standards”).

E.                                      Construction Agreements.  Tenant hereby covenants and agrees that a provision shall be included in each and every agreement made with the Architect and the Contractor with respect to the Tenant Improvements specifying that Landlord shall be a third party beneficiary thereof, including without limitation, a third party beneficiary of all covenants, representations, indemnities and warranties made by the Architect and/or Contractor.

3.                                      Permits.  Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents.  Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents.  Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all

Exhibit B, Page 1

statutes, laws, ordinances, codes, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises, the 888 Ross Drive Building and/or the 892 Ross Drive Building.

4.                                      Construction.

A.                                    Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord’s obligation to contribute the Tenant Improvement Allowance in accordance with the provisions of Paragraph 5 below.  Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents and the completion schedule reasonably approved by Landlord.  No material changes shall be made to the Construction Documents and the completion schedule approved by Landlord without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

B.                                    Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall employ a licensed, insured and bonded general contractor (“Contractor”) to construct the Tenant Improvements in accordance with the Construction Documents.  Proof that the Contractor is licensed in California, is bonded as required under California law, and has the insurance specified in Exhibit B-1, attached hereto and incorporated herein by this reference, shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord.  Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of Exhibit B-1.

C.                                    Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to Landlord, all of which shall be to Landlord’s reasonable satisfaction:

(i)                                     An estimated budget and cost breakdown for the Tenant Improvements.

(ii)                                  Estimated completion schedule for the Tenant Improvements.

(iii)                               Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements; provided, however, if prior to commencement of the construction and installation of Tenant Improvements Tenant has not received the electrical, plumbing or mechanical permits, Tenant shall only be required to provide Landlord with evidence that Tenant has made application therefor, and, upon receipt by Tenant of such permits, Tenant shall promptly provide Landlord with copies thereof.

(iv)                              Evidence of Tenant’s procurement of Insurance required to be obtained pursuant to the provisions of Paragraphs 4.B and 4.G.

D.                                    Landlord shall at all reasonable times have a right to inspect the Tenant Improvements (provided Landlord does not materially interfere with the work being performed by the Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from Landlord if, in Landlord’s reasonable judgment, the Tenant Improvements are not in compliance with the Construction Documents approved by Landlord.  If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly.  However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such Inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and Improvements constructed in accordance with the Construction Documents.

E.                                      Subject to Landlord complying with its obligations in Paragraph 5 below, Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements.  The Tenant Improvements shall not be commenced until five (5) business days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate Notice of Non-responsibility.

F.                                      Tenant acknowledges and agrees that the agreements and covenants of Tenant in Sections 9 and 10 of the Lease shall be fully applicable to Tenant’s construction of the Tenant Improvements.

G.                                    Tenant shall maintain, and cause to be maintained, during the construction of the Tenant Improvements, at its sole cost and expense, insurance of the types and in the amounts specified in Exhibit B-1 and in Section 12 of the Lease, together with builders’ risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements.

H.                                    No materials, equipment or fixtures shall be delivered to or installed upon the Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

I.                                         Landlord reserves the right to establish reasonable rules and regulations for the use of the 888 Ross Drive Building and the 892 Ross Drive Building during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

J.                                      Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to Landlord’s reasonable satisfaction:

(i)                                     Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of Sunnyvale to the extent required by the City of Sunnyvale.

(ii)                                  A Certificate of Completion signed by the Architect who prepared the Construction Documents, reasonably approved by Landlord.

Exhibit B, Page 2

(iii)                               A cost breakdown itemizing all expenses for the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

(iv)                              Final and unconditional mechanic’s lien waivers for all the Tenant Improvements.

(v)                                 A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of the county of Santa Clara, and Tenant shall then deliver to Landlord a true and correct copy of the recorded Notice of Completion.

(vi)                              A true and complete copy of all as-built plans and drawings for the Tenant Improvements.

5.                                      Tenant Improvement Allowance.

A.                                    Subject to Tenant’s compliance with the provisions of this Exhibit B, Landlord shall provide to Tenant an allowance in the amount of up to Ten and No/100 Dollars and ($10.00) per rentable square foot of the Premises or $743,380.00 (the “Tenant Improvement Allowance”) to construct and install only the Tenant Improvements.  The Tenant Improvement Allowance shall be used to design, prepare, plan, obtain the approval of, construct and install the Tenant Improvements and for no other purpose.  Except as otherwise expressly provided herein, Landlord shall have no obligation to contribute the Tenant Improvement Allowance unless and until the Construction Documents have been approved by Landlord and Tenant has complied with all requirements set forth in Paragraph 4.C. of this Exhibit B.  In addition to the foregoing, Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a progress payment request pursuant to the terms and conditions of Section 5.B. below after the Commencement Date but prior to that date which is twelve (12) months after the 888 Ross Drive Delivery Date (as such term is defined In Section 2 of the Lease). The Tenant Improvements shall be constructed after the Commencement Date.  Any alterations or improvements desired to be performed by Tenant prior to the Commencement Date shall be subject to the provisions of the Verity Lease and Existing Sublease.  In addition, Landlord shall provide to Tenant an allowance in the amount of up to Five Thousand and No/100 Dollars ($5,000.00) (the “Space Planning Allowance”) to pay Weske Associates to conduct test fits of the Premises.  The costs to be paid out of the Tenant Improvement Allowance shall include all reasonable costs and expenses associated with the design, preparation, approval, planning, construction and installation of the Tenant Improvements (the “Tenant Improvement Costs”), including all of the following:

(i)                                     All costs of the Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation:

(ii)                                  All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

(iii)                               All costs of interior design and finish schedule plans and specifications including as-built drawings, if applicable;

(iv)                              All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by the Contractor in connection with the construction of the Tenant Improvements; provided, however, that the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services shall not exceed amounts which are reasonable and customary for such items in the local construction industry;

(v)                                 All fees payable to the Architect and any engineer if they are required to redesign any portion of the Tenant Improvements following Tenant’s and Landlord’s approval of the Construction Documents;

(vi)                              Utility connection fees;

(vii)                           Inspection fees and filing fees payable to local governmental authorities, if any;

(viii)                        All costs of all permanently affixed equipment and non-trade fixtures provided for in the Construction Documents, including the cost of installation; and

(ix)                                Tenant’s cabling, wiring and furniture, provided that only thirty-five percent (35%) of the Tenant Improvement Allowance may be used to pay the cost of Tenant’s cabling, wiring and furniture.

The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs, and the disbursement of the Tenant Improvement Allowance is subject to the terms contained hereinbelow.

B.                                    Subject to Section 5.A. above, Landlord will make payments to Tenant from the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvement Costs paid or incurred by Tenant.  Payment of the Tenant Improvement Allowance shall be by progress payments not more frequently than once per month and only after satisfaction of the following conditions precedent: (a) receipt by Landlord of conditional mechanics’ lien releases for the work completed and to be paid by said progress payment, conditioned only on the payment of the sums set forth in the mechanics’ lien release, executed by the Contractor and all subcontractors, labor suppliers and materialmen; (b) receipt by Landlord of unconditional mechanics’ lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work other than that being paid by the current progress payment previously completed by the Contractor, subcontractors, labor suppliers and materialmen and for which Tenant has received funds from the Tenant Improvement Allowance to pay for such work; and (c) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and the materials and supplies used as of the date of Tenant’s request for the progress payment, including, without limitation, invoices, bills, or statements for the work completed and the materials and supplies used, and Landlord or Landlord’s agents shall have had the opportunity at reasonable times to conduct any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord.  Tenant Improvement Allowance progress payments shall be paid to Tenant within fourteen (14) days from the satisfaction of the conditions set forth in the immediately preceding sentence.  The preceding

Exhibit B, Page 3

notwithstanding, all Tenant Improvement Costs paid or incurred by Tenant prior to Landlord’s approval of the Construction Documents in connection with the design and planning of the Tenant Improvements by Architect shall be paid from the Tenant Improvement Allowance, without any retention, within fourteen (14) days following Landlord’s receipt of invoices, bills or statements from Architect evidencing such costs.  Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain five percent (5%) of the Tenant Improvement Allowance or of any Tenant Improvement Allowance progress payment until the lien-free expiration of the time for filing of any mechanics’ liens claimed or which might be filed on account of any work ordered by Tenant or the Contractor or any subcontractor in connection with the construction and installation of the Tenant Improvements.

C.                                    Landlord shall not be obligated to pay any Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention if on the date Tenant is entitled to receive the Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention a default under the Lease then exists.  Such payments shall resume upon Tenant curing any such default within the time periods which may be provided for in the Lease.

D.                                    Should the total cost of constructing the Tenant Improvements be less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost.

6.                                      Termination.  If the Lease is terminated prior to the date on which the Tenant Improvements are completed, for any reason due to the default of Tenant hereunder beyond any applicable notice and cure period, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within thirty (30) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.  Subject to the provisions of Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the 888 Ross Drive Building and the 892 Ross Drive Building.

7.                                      Lease Provisions; Conflict.  The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 29 of the Lease.  In the event of any conflict between the terms of the Lease and this Exhibit B, the terms of this Exhibit B shall prevail.  Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same beyond any applicable notice and cure period, Landlord shall have all rights and remedies available to it as provided for in the Lease.

Exhibit B, Page 4

Exhibit B-1
Construction Insurance Requirements

Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, at least the following minimum levels of insurance.

A.                                    Workers’ Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of $100,000 each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

B.                                    Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner’s and Contractor’s Protective, and Products/Completed Operations Liability*, In the following minimum limits of liability.

Bodily Injury, Property Damage, and
Personal Injury Liability	$2,000,000/each occurrence
$3,000,000/aggregate

*                                         Products/Completed Operations Liability Insurance is to be provided for a period of at least one (1) year after completion of work.

Coverage should include protection for Explosion, Collapse and Underground Damage.

C.                                    Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

Bodily Injury and Property	$1,000,000/each occurrence
Damage Liability	$2,000,000/aggregate

This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D.                                    Umbrella Liability Insurance in a minimum amount of five million dollars ($5,000,000), providing excess coverage on a following-form basis over the Employer’s Liability limit In Paragraph A and the liability coverages outlined in Paragraphs B and C.

E.                                      Equipment and Installation coverages in the broadest form available covering Contractor’s tools and equipment and material not accepted by Tenant.  To the extent necessary, Tenant will provide Builders Risk Insurance on all accepted and installed materials.

All policies of insurance, duplicates thereof or certificates evidencing coverage shall be delivered to Landlord prior to commencement of any work and shall name Landlord, and its partners and lenders as additional insureds as their interests may appear.  All insurance policies shall (1) be issued by a company or companies licensed to be business in the state of California, (2) provide that no cancellation, non-renewal or material modification shall be effective without thirty (30) days prior written notice provided to Landlord, (3) provide no deductible greater than $15,000 per occurrence, (4) contain a waiver to subrogation clause in favor of Landlord, and its partners and lenders, and (5) comply with the requirements of Sections 12.2, 12.3 and 12.4 of the Lease to the extent such requirements are applicable.

Exhibit B-1, Page 1

Exhibit C to Lease Agreement
Rules & Regulations

This exhibit, entitled “Rules & Regulations,” is and shall constitute Exhibit C to that certain Lease Agreement dated for reference purposes as of March 28, 2011 (the “Lease), by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership (“Landlord”) and Proofpolnt, Inc., a Delaware corporation (“Tenant’) for the leasing of certain premises located at 888 Ross Drive and 892 Ross Drive, Sunnyvale, California (the “Premises”).  The terms, conditions and provisions of this Exhibit C are hereby incorporated into and are made a part of the Lease.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth In the Lease:

1.                                      Subject to Section 30 of the Lease, no advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord.  Landlord shall have the right to remove any such unapproved item without Notice and at Tenant’s expense.

2.                                      Tenant shall park motor vehicles in those general parking areas, as designated by Landlord, except for loading and unloading.  During those periods of loading and unloading, Tenant shall not unreasonably interfere with (1) traffic flow within the Project and (ii) loading and unloading activities of other tenants.  Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3.                                      Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord, which shall not be unreasonably withheld.

4.                                      All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord, which shall not be unreasonably withheld.

5.                                      Subject to Section 27 of the Lease, Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials in or around the Premises, the Building or any portion of the Project.

6.                                      Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.  Tenant agrees not to make any duplicate keys without the prior consent of Landlord.  Notwithstanding the foregoing, Tenant shall have the right to maintain the security and/or card access system currently in place in the 892 Ross Drive Premises and subject to Landlord’s prior approval (which approval shall not be unreasonably withheld) to install a similar security and/or card access system in the 888 Ross Drive Second Floor Premises.

7.                                      Tenant shall not disturb, solicit or canvas any occupant of the Project and shall cooperate to prevent same.

8.                                      Subject to the provisions of Section 35 of the Lease, no person shall go on the roof without Landlord’s permission.

9.                                      Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be unreasonably objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

10.                               All goods, including material used to store goods, delivered to the Premises shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.  Tenant shall not store or permit the storage or placement of goods, merchandise, pallet ors equipment of any sort outside of the Premises, Building or in any of the Common Areas.  No displays or sales of merchandise are allowed in the parking lots or other portions of the Common Areas.

11.                               Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces.  No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

12.                               Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

13.                               Tenant is responsible for the storage and removal of all trash and refuse.  All such trash and refuse shall be contained in suitable receptacles and stored behind screened enclosures at locations approved by Landlord.

14.                               Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in the Premises, Building, Common Areas or Project, other than animals assisting disabled persons.

15.                               Tenant shall not permit (i) any motor vehicles to be washed in any portion of the Premises or Common Areas, and (ii) any mechanical work or maintenance of motor vehicles to be performed in any portion of the Premises or Common Areas.

Exhibit C, Page 1

Exhibit D
Intentionally Omitted

Exhibit D, Page 1

Exhibit E
Lease Agreement
Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated.  Initially, the Information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant.  After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 27 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate.  The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, Including, without limitation, court orders or subpoenas.  Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement.  Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:                                             Hines VAF No Cal Properties, L.P.

Name of (Prospective) Tenant:  PROOFPOINT, INC.

Mailing Address:  892 ROSS DR. SUNNYVALE, CA

94089

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

CRAIG HIRST, [email] [telephone number]

Address of (Prospective) Premises:  892 ROSS DRIVE, SUNNYVALE, CA 94089

Length of (Prospective) Initial Term:

1.                                      General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted.  Existing Tenants should describe any proposed changes to on-going operations.

SOFTWARE DEVELOPMENT

2.                                      Use, Storage and Disposal of Hazardous Materials

2.1                                 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises?  Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☒

Chemical Products	Yes ☐	No ☒

Other	Yes ☐	No ☒

If Yes is marked, please explain:

2.2                                 If “Yes” is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors.  Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.                                      Storage Tanks and Sumps

3.1                                 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

Yes☒                                      No ☐

If Yes is marked, please explain:  STORAGE DIESEL FUEL, GENERATOR

OUTSIDE OF BUILDING, REAR OF BUILDING.

4.                                      Waste Management

4.1                               Has your company been issued an EPA Hazardous Waste Generator I.D. Number?  Existing Tenants

Exhibit E, Page 1

should describe any additional identification numbers issued since the previous certificate.

Yes☐                                        No ☒

4.2                               Has your company filed a biennial or quarterly reports as a hazardous waste generator?  Existing Tenants should describe any new reports filed.

Yes☐                                        No ☒

If yes, attach a copy of the most recent report filed.

5.                                      Wastewater Treatment and Discharge

5.1                               Will your company discharge wastewater or other wastes to:

☐ storm drain?                                                               ☐ sewer?

☐ surface water?                                                    ☒ no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges.  If so, describe the nature of any proposed or actual discharge(s).

5.2                               Will any such wastewater or waste be treated before discharge?

Yes☐                                        No ☒

If yes, describe the type of treatment proposed to be conducted.  Existing Tenants should describe the actual treatment conducted.

6.                                      Air Discharges

6.1                               Do you plan for any air filtration systems or stacks to be used In your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes☐                                        No ☒

If yes, please describe:

6.2                               Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

☐ Spray booth(s)                                                 ☐ Incinerator(s)

☐ Dip tank(s)                                                                      ☐ Other (Please describe)

☐ Drying oven(s)                                                ☒ No Equipment Requiring Air Permits

If yes, please describe:

7.                                      Hazardous Materials Disclosures

7.1                               Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing Tenants should indicate whether or not a Management Plan Is required and has been prepared.

Yes☒                                      No ☐

If yes, attach a copy of the Management Plan.  Existing Tenants should attach a copy of any required updates to the Management Plan.

7.2                               Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes☐                                        No ☒

If yes, please explain:

8.                                      Enforcement Actions and Complaints

8.1                               With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Exhibit E, Page 2

Yes☐                                        No ☒

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents.  Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.2                               Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes☐                                        No ☒

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord, Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.3                               Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or net there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes☐                                        No ☒

If yes, please describe.  Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.                                      Permits and Licenses

9.1                               Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals.  Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate Is being delivered in accordance with, and as required by, the provisions of Section 27 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate.  Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenants Indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives.  Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name) _Paul Auvil                                  , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the Information contained in this certificate is true and correct.

(Prospective) Tenant:

By:	/s/ Paul Auvil

Title:	CFO

Date:	3-30-11

Exhibit E, Page 3

Exhibit F
First Amendment to Lease Agreement
Change of 888 Ross Drive Second Floor Premises Delivery Date

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into to be effective as of                                       , by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership (“Landlord”), and Proofpoint, Inc., a Delaware corporation (“Tenant”), with reference to the following facts:

Recitals

A.                                   Landlord and Tenant have entered into that certain Lease Agreement dated March 28, 2011 (the “Lease”), for the leasing of certain premises containing approximately 74,338 rentable square feet of space comprised of approximately 51,217 rentable square feet consisting of the entire building located at 892 Ross Drive, Sunnyvale, California (the “892 Ross Drive Premises”), and approximately 23,121 rentable square feet consisting of the entire second (2nd) floor of the building located at 888 Ross Drive, Sunnyvale, California (the “888 Ross Drive Second Floor Premises”).  Under the Lease, the 888 Ross Drive Delivery Date was scheduled to occur on July 1, 2011

B.                                     Landlord and Tenant wish to amend the 888 Ross Drive Delivery Date.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Recitals:  Landlord and Tenant agree that the above recitals are true and correct.

2.                                       The 888 Ross Drive Delivery Date shall be                                                 .

3.                                       Base Rent shall adjust in accordance with the following schedule:

Period	Rate/SF/Month NNN (Approx.)	Monthly Base Rent
April 1, 2011 — June 30, 2011 (“892 Ross Drive Base Rent Abatement Period”)*	$0.00	$0.00
July 1, 2011 — , 2011 (“888 Ross Drive Base Rent Abatement Period”)*	$1.00	$51,217.00
, 2011 — March 31, 2012	$1.00	$74,338.00
April 1, 2012 — March 31, 2013	$1.05	$78,054.90
April 1, 2013 — March 31, 2014	$1.10	$81,771.80
April 1, 2014 — June 30, 2014	$1.15	$85,488.70

*Tenant shall not be obligated to pay Base Rent for the 892 Ross Drive Premises during the 892 Ross Drive Rent Abatement Period and Tenant only be obligated to pay Base Rent for the 892 Ross Drive Premises in the amount of $51,217.00 per month and not the 888 Ross Drive Second Floor Premises during the 888 Ross Drive Base Rent Abatement Period, subject, however, to the provisions of Section 2 of the Lease.

4.                                       Effect of Amendment:  Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect.  In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

5.                                       Definitions:  Unless otherwise defined In this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

6.                                       Authority:  Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.  Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

7.                                       The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

PROOFPOINT, INC.
A Delaware corporation

By:
Its:

Date:

///signatures continued on next page///

Exhibit F, Page 1

///signatures continued from previous page///

“LANDLORD”:

HINES VAF NO CAL PROPERTIES, L.P.,
a Delaware limited partnership

By:	Hines VAF No Cal Properties GP LLC,
its general partner

	By:	Hines VAF No Cal Mezz, L.P.,
its sole member

		By:	Hines VAF No Cal Mezz GP LLC,
its general partner

			By:	Hines VAF Northern California, LP.,
its sole member

				By:	Hines VAF Northern California GP LLC,
its general partner

By:
					Name:	James C. Buie
					Title:	Executive Vice President

Exhibit F, Page 2

Exhibit G
Sign Criteria

This exhibit, entitled “Sign Criteria”, is and shall constitute Exhibit G to that certain Lease Agreement dated for reference purposes as of March 28, 2011 (the “Lease”), by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership (“Landlord”) and Proofpoint, Inc., a Delaware corporation (“Tenant”) for the leasing of certain premises located at 888 Ross Drive and 892 Ross Drive, Sunnyvale, California (the “Premises”).

SIGN CRITERIA

These criteria have been established for the purpose of assuring an outstanding business complex and for the mutual benefits of all tenants.  Conformance will be strictly enforced, and any installed non-conforming or unapproved signs must be brought into conformance at the expense of the tenant.

A.                                   GENERAL REQUIREMENTS

1.                                       Tenant shall submit a sketch of its proposed signage to Landlord for written approval, which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall be permitted to use Tenant’s lettering and corporate logo and colors.

2.                                       Tenant’s sign base and frame shall be constructed by Landlord’s agent.  The sign base shall be installed by Landlord’s agent at Tenant’s expense.  All tenant lettering shall be done by the agent at Tenant’s expense.

3.                                       Tenant shall be responsible for the fulfillment of all requirements of these criteria.

B.                                     GENERAL SPECIFICATIONS

1.                                       No electrical or audible signs will be permitted.  Internally illuminated signs may be installed by modification of the existing or designated sign base.  Final details for modification and installation must be given written approval by Landlord.

2.                                       If the sign is lighted, the light source for the illumination of the sign shall be concealed from view, and the light source shall not travel from such light source straight to the viewer’s eye.  Instead, it shall be visible only from a reflecting or diffusing surface.  No part of the sign’s light shall revolve, rotate, move or create the illusion of same.

3.                                       The sign’s dimensions will be in accordance with the established sign program for the building.

4.                                       Placement of the sign and method of attachment will be reasonably directed by Landlord.  Sign copy will be restricted to company name, logo and address numbers.  The style, color and size of the individual company’s name may vary.

5.                                       Upon the removal of any sign, any damage to the building or sign base must be repaired by Tenant.

6.                                       Tenants may place gold leaf lettering on the interior window area, not to exceed more than 144 square inches (gross area).  The letters are not to exceed 3 inches in height.

7.                                       Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other description material shall be affixed or maintained upon the glass panes or exterior walls of the building.

REAR MAN DOORS

In order to insure uniformity in the printing of company names or receiving and shipping signs on real man doors, we have made the following specifications:

1.                                       The business name is to be the same as the name used on the tenant identification sign.  In addition to the names, the words “shipping” and “receiving” and the tenant’s lettering and corporate logo may be used.

2.                                       Subject to Section 1 above, the letters will be 2 inches high, in a specified, uniform style, consistent with other shipping signs at the Project.

3.                                       The proposed sign is to be approved by Landlord prior to installation to insure conformance, which approval shall not be unreasonably withheld, conditioned or delayed.

Exhibit G, Page 1

Addendum 1
Option to Extend

This Addendum 1 (the “Addendum”) is incorporated as part of that certain Lease Agreement, dated for reference purposes as of March 28, 2011 (the “Lease”), by and between PROOFPOINT, INC., a Delaware corporation (“Tenant”), and HINES VAF NO CAL PROPERTIES, L.P., a Delaware limited partnership (“Landlord”), for the leasing of those certain premises located at 888 Ross Drive and 892 Ross Drive, Sunnyvale, California, as more particularly described in Exhibit A to the Lease (the “Premises”).  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.             Grant of Extension Option.  Subject to the provisions, limitations and conditions set forth in this Addendum, Tenant shall have one (1) option (“Option”) to extend the initial term of the Lease for a period of three (3) years (the “Extended Term”) upon all of the terms and conditions of the Lease except that Tenant shall have no further option to extend the Term except as set forth herein and the Base Rent for the Extended Term shall be established pursuant to Section 3 below.

2.             Tenant’s Option Notice.  If Landlord does not receive written notice from Tenant of its exercise of this Option on a date which is not more than three hundred sixty-five (365) days nor less than two hundred seventy (270) days prior to the end of the initial term of the Lease (the “Option Notice”), all rights under this Option shall automatically terminate and shall be of no further force or effect.

3.             Establishing the Initial Monthly Base Rent for the Extended Term.  The initial monthly Base Rent for the Extended Term shall be the then current market rent for similar space within the competitive market area of the Premises (the “Fair Rental Value”).  “Fair Rental Value” of the Premises means the current market rental value of the Premises as of the commencement of the Extended Term, taking into consideration all relevant factors, including, without limitation, such factors as credit-worthiness of the tenant, any rental or other concessions granted, whether a broker’s commission or finder’s fee will be paid, responsibility for Operating Expenses, length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to the Premises, and located in the competitive market area of the Premises, as reasonably determined by Landlord.

After the delivery by Tenant to Landlord of the Option Notice, if Landlord and Tenant are unable to agree on the Fair Rental Value for the Extended Term by the date which is ten (10) days after receipt by Landlord of the Option Notice for the Extended Term, then Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least five (5) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Rental Value for the Extended Term.  If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given written notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Rental Value for the Extended Term.  If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value.  If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Rental Value.  If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ notice to the other party, can apply to the American Arbitration Association office in the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph.  Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee.  The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.  Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Rental Values submitted by the first two brokers as the Fair Rental Value for the Extended Term.  If either of the first two brokers fails to submit their opinion of the Fair Rental Value within the time frames set forth above, then the single Fair Rental Value submitted shall automatically be the initial monthly Base Rent for the Extended Term.

Upon determination of the initial monthly Base Rent for the Extended Term pursuant to the terms outlined above, Landlord and Tenant shall promptly execute an amendment to the Lease.  Such amendment shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term.  Tenant shall have no other right to further extend the term of the Lease unless Landlord and Tenant otherwise agree in writing.

4.             Condition of Premises for the Extended Term.  If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein, Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises.

5.             Limitations On, and Conditions To, Extension Option.  This Option is personal to Tenant and, other than an assignment to an Affiliate as part of the Lease, may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease.  At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no farce or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in monetary default of the provisions of this Lease beyond any applicable notice and cure period more than two (2) times in any twelve (12) month period at any time during the initial term of the Lease, or at the time of exercise of this Option is then currently in default of any provision of this Lease beyond any applicable notice and cure period; and/or (2) other than to an Affiliate in accordance with the provisions of Section 14 of the Lease, Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (4) Tenant or an Affiliate, as the case may be, no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms of the Lease.

6.             Time is of the Essence.  Time is of the essence with respect to each and every time period set forth in this Addendum.

Addendum 1, Page 1

First Amendment to Lease Agreement
Change of 888 Ross Drive Second Floor Premises Delivery Date

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into to be effective as of July 28, 2011, by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership (“Landlord”), and Proofpoint, Inc., a Delaware corporation (“Tenant”), with reference to the following facts:

Recitals

A.            Landlord and Tenant have entered into that certain Lease Agreement dated March 28, 2011 (the “Lease”), for the leasing of certain premises containing approximately 74,338 rentable square feet of space comprised of approximately 51,217 rentable square feet consisting of the entire building located at 892 Ross Drive, Sunnyvale, California (the “892 Ross Drive Premises”), and approximately 23,121 rentable square feet consisting of the entire second (2nd) floor of the building located at 888 Ross Drive, Sunnyvale, California (the “888 Ross Drive Second Floor Premises”). Under the Lease, the 888 Ross Drive Delivery Date was scheduled to occur on July 1, 2011

B.            Landlord and Tenant wish to amend the 888 Ross Drive Delivery Date.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2.             The 888 Ross Drive Delivery Date shall be August 1, 2011.

3.             Base Rent shall adjust in accordance with the following schedule:

Period	Rate/SF/Month NNN (Approx.)	Monthly Base Rent
April 1, 2011 - June 30, 2011 (“892 Ross Drive Base Rent Abatement Period”)*	$0.00	$0.00
July 1, 2011 - July 31, 2011 892 Base Rent	$1.00	$51,217.00
August 1, 2011 - November 30, 2011 (“888 Ross Drive Base Rent Abatement Period”)*	$1.00	$51,217.00
December 1, 2011 March 31, 2012	$1.00	$74,338.00
April 1, 2012 - March 31, 2013	$1.05	$78,054.90
April 1, 2013 - March 31, 2014	$1.10	$81,771.80
April 1, 2014 - June 30, 2014	$1.15	$85,488.70

*Tenant shall not be obligated to pay Base Rent for the 892 Ross Drive Premises during the 892 Ross Drive Rent Abatement Period and Tenant only be obligated to pay Base Rent for the 892 Ross Drive Premises in the amount of $51,217.00 per month and not the 888 Ross Drive Second Floor Premises during the 888 Ross Drive Base Rent Abatement Period, subject, however, to the provisions of Section 2 of the Lease.

4.             Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

5.           Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

6.           Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

7.           The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

“TENANT”:

PROOFPOINT INC.,

a Delaware corporation

By:	/s/ ILLEGIBLE
Its:	CFO
Date:	9/28/11

“LANDLORD”:

HINES VAF NO CAL PROPERTIES, L.P.,

A Delaware limited partnership

By:	Hines VAF No Cal Properties GP LLC,
its general partner

	By:	Hines VAF No Cal Mezz, LP.,
its sole member

		By:	Hines VAF No Cal Mezz GP LLC,
its general partner

			By:	Hines VAF Northern California, L.P.,
its sole member

				By:	Hines VAF Northern California GP LLC,
its general partner

					By:	/s/ James C Buie
					Name:	James C Buie
					Title:	Executive Vice President